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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Check the appropriate box:
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
BRIGHAM EXPLORATION COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BRIGHAM EXPLORATION COMPANY
6300 Bridge Point Parkway
Building Two, Suite 500
Austin, Texas 78730

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 28, 2003

To the Stockholders of
BRIGHAM EXPLORATION COMPANY:

        Notice is hereby given that the Annual Meeting of Stockholders of Brigham Exploration Company, a Delaware corporation ("Brigham" or the "Company"), will be held on Wednesday, May 28, 2003, at 1:00 p.m., local time, at the Company's offices at 6300 Bridge Point Parkway, Building Two, Suite 500, Austin, Texas, for the following purposes:

  1.
  To elect eight directors to serve until the Annual Meeting of Stockholders in 2004;

  2.
  To approve the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the year ending December 31, 2003;

  3.
  To consider and vote upon a proposal to approve and ratify the anti-dilution provisions of the warrants issued by the Company in December 2002 to affiliates of CSFB Private Equity;

  4.
  To consider and vote on a proposal to approve an amendment of the 1997 Director Stock Option Plan to (i) increase the number of options automatically granted to non-employee directors upon election to the Board of Directors and on December 31 of each year, and (ii) increase the number of shares of Common Stock available under the Plan;

  5.
  To consider and vote upon a proposal to approve and ratify certain non-plan stock options granted to non-employee directors;

  6.
  To consider and vote on a proposal to approve an amendment to the 1997 Incentive Plan to increase the number of shares of Common Stock available under the Plan; and

  7.
  Transact such other business as may properly come before the meeting or any adjournment(s) thereof.

        Only stockholders of record at the close of business on April 22, 2003 are entitled to notice of, and to vote at, the meeting or any adjournment(s) thereof.

        You are cordially invited and urged to attend the meeting, but if you are unable to attend, please sign and date the enclosed proxy and return it promptly in the enclosed self-addressed stamped envelope. A prompt response will be appreciated. If you attend the meeting, you may vote in person, if you wish, whether or not you have returned your proxy. In any event, a proxy may be revoked at any time before it is exercised.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Warren J. Ludlow WARREN J. LUDLOW Secretary
May 2, 2003 Austin, Texas

Brigham Exploration Company
6300 Bridge Point Parkway
Building Two, Suite 500
Austin, Texas 78730

PROXY STATEMENT
For
ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 28, 2003

SOLICITATION OF PROXIES

Solicitation and Revocability of Proxies

        This proxy statement is furnished to holders of Brigham common stock, $0.01 par value ("Common Stock"), in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders of Brigham to be held on Wednesday, May 28, 2003, at 1:00 p.m., local time, at the Company's offices at 6300 Bridge Point Parkway, Building Two, Suite 500, Austin, Texas, 78730 and at any adjournment(s) thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

        Shares represented by a proxy in the form enclosed, duly signed, dated and returned to the Company and not revoked, will be voted at the meeting in accordance with the directions given, but in the absence of directions to the contrary, such shares will be voted (i) for the election of the Board's nominees for directors, (ii) to approve the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the year ending December 31, 2003, (iii) to approve and ratify the anti-dilution provisions of the warrants issued by the Company in December 2002 to affiliates of CSFB Private Equity, (iv) to approve an amendment of the 1997 Director Stock Option Plan to (a) increase the number of stock options automatically granted to non-employee directors upon election to the Board of Directors and on December 31 of each year and (b) increase the number of shares of Common Stock available under the 1997 Director Stock Option Plan; (v) to approve and ratify certain non-plan stock options granted to non-employee directors; (vi) to approve an amendment to the 1997 Incentive Plan to increase the number of shares of Common Stock available under the Plan; and (vii) in accordance with the best judgment of the persons voting on any other proposals that may come before the meeting. The Board of Directors knows of no other matters, other than those stated in the foregoing notice, to be presented for consideration at the meeting or any adjournment(s) thereof. If however, any other matters properly come before the meeting or any adjournment(s) thereof, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on any such matters. The persons named in the enclosed proxy may also, if it is deemed to be advisable, vote such proxy to adjourn the meeting from time to time.

        Any stockholder executing and returning a proxy has the power to revoke it at any time before it is voted by delivering to the Secretary of the Company, 6300 Bridge Point Parkway, Building Two, Suite 500, Austin, Texas 78730, a written revocation thereof or by duly executing a proxy bearing a later date. Any stockholder attending the Annual Meeting of Stockholders may revoke his proxy by notifying the Secretary at such meeting and voting in person. Attendance at the Annual Meeting will not by itself revoke a proxy.

        The approximate date on which definitive copies of this proxy statement and the form of proxy are intended to be released to stockholders is May 15, 2003.

        The cost of soliciting proxies will be borne by the Company. Solicitation may be made, without additional compensation, by directors, officers and regular employees of the Company in person or by mail, telephone or telegram. The Company may also request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation material to the beneficial owners of the Common Stock held of record by such persons, and Brigham will reimburse the forwarding expense. All costs of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof will be borne by the Company.

Shares Outstanding and Voting Rights

        The close of business on April 22, 2002, is the record date for determination of stockholders entitled to notice of and to vote at the meeting or any adjournment(s) thereof. The only voting security of the Company outstanding which is entitled to vote at the meeting is the Common Stock, each share of which entitles the holder thereof to one vote. At the record date for the meeting, there were outstanding and entitled to be voted 19,898,207 shares of Common Stock. With regard to Proposal One, the eight nominees who receive a plurality of the votes cast by stockholders present or represented by proxy at the Annual Meeting, and entitled to vote on the election of directors, will be elected as directors of the Company. With regard to Proposals Two, Three, Four, Five and Six, the affirmative vote of a majority of the votes cast by stockholders present or represented by proxy at the Annual Meting will be required for approval of such proposal. Thus, any abstentions, "broker non-votes" (shares held by brokers or nominees as to which they have no discretionary authority to vote on a particular matter and have received no instructions from the beneficial owners or persons entitled to vote thereon) or other limited proxies will have no effect on election of directors or ratification of the Company's auditors.

        Stockholders have no dissenters' rights or rights of appraisal under Delaware law or Brigham's Certificate of Incorporation or Bylaws in connection with Proposal One, Two, Three, Four, Five and Six.

Security Ownership of Certain Beneficial Owners and Management

        The table below sets forth information concerning (i) the only persons known by Brigham to own beneficially in excess of 5% of the Common Stock as of March 31, 2003, based upon statements filed by such persons pursuant to Section 13(d) or 13(g) and/or Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except as otherwise noted, and (ii) the shares of Common Stock beneficially owned, as of March 31, 2003, by each current director of Brigham, each executive officer listed in the Summary Compensation Table included elsewhere in this proxy statement, and all current directors and executive officers of Brigham as a group. Except as indicated, each individual has sole voting power and sole investment power over all shares listed opposite his name.

Name and Address of Beneficial Owner	Shares Beneficially Owned Excluding Options	Options or Warrants Exercisable within 60 days		Total Shares Beneficially Owned(1)	Percent of Class
DLJ Merchant Banking Partners, III, L.P. and associated funds(2) 11 Madison Avenue New York, New York 10010	2,564,102	11,070,780	(1)	13,634,882	44.0%
Entities affiliated with General Atlantic Partners, LLC(3) 3 Pickwick Plaza Greenwich, Connecticut 06830	3,948,105	0		3,948,105	19.8%
Ben M. and Anne L. Brigham(4) 6300 Bridge Point Parkway, Building Two, Suite 500 Austin, Texas 78730	3,686,074	78,600		3,764,674	18.8%
Wellington Management Company, LLP(5) 75 State Street Boston, Massachusetts 02109	1,438,600	0		1,438,600	7.2%
State Street Research & Management Company(6) One Financial Center, 30th Floor Boston Massachusetts 02111	1,219,930	0		1,219,930	6.1%
David T. Brigham(7)	128,906	107,000		235,906	1.2%
A. Lance Langford(8)	31,647	84,600		116,247	*
Jeffery E. Larson(9)	11,991	83,000		94,991	*
Eugene B. Shepherd, Jr.	0	0		0	N/A
Harold D. Carter	315,193	1,500		316,693	1.6%
Stephen C. Hurley	0	0		0	N/A
Stephen P. Reynolds(3)	0	1,500		1,500	*
Hobart A. Smith	0	0		0	N/A
Steven A. Webster(2)	46,900	700		47,600	*
R. Graham Whaling(2)	0	300		300	*
All current directors and executive officers as a group 12 persons	4,174,111	357,200		4,531,311	22.4%

*
Represents less than 1%.

(1)
According to SEC rules, beneficial ownership includes shares as to which the individual or entity has voting power or investment power and any shares which the individual has the right to acquire within 60 days of March 31, 2003 through the exercise of any stock option or other right. However, warrants held by DLJ Merchant Banking Partners III, L.P. and associated funds that are not exercisable until June 20, 2003 have been included within this number.

(2)
Includes shares of Common Stock and shares of Common Stock issuable upon exercise of warrants owned by DLJ Merchant Banking Partners III, L.P., a Delaware limited partnership ("MBP"); DLJ ESC II, L.P., a Delaware limited partnership, ("ESC II"); MBP III Plan Investors, L.P., a Delaware limited partnership ("MBIII"); DLJ Merchant Banking III, Inc., as Advisory General Partner on behalf of DLJ Offshore Partners III, C.V., a Netherlands Antilles limited partnership ("DOP"); DLJ Merchant Banking III, Inc., as Advisory General Partner on behalf of DLJ Offshore Partners III-1, C.V. and as attorney-in-fact for DLJ Merchant Banking III, L.P., as Associate General Partner of DLJ Offshore Partners III-1, C.V., a Netherlands Antilles limited partnership ("DOP-1"); DLJ Merchant Banking III, Inc., as Advisory General Partner on behalf of DLJ Offshore Partners III-2, C.V. and as attorney-in-fact for DLJ Merchant Banking III, L.P., as Associate General Partner of DLJ Offshore Partners III-2, C.V., a Netherlands Antilles limited partnership ("DOP-2"); DLJ MB Funding III, Inc., a Delaware corporation ("Funding III"); DLJ MB PartnersIII GmbH & Co. KG, a German limited partnership ("MBP GmbH"); and Millenium Partners II, L.P., a Delaware limited partnership ("MPII").

Funds that Hold	Common Shares	Common Stock Issuable Upon the Exercise of Warrants*
Funding III	0	165,457
ESC II	0	1,854,374
MBP	1,848,463	7,816,971
DOP	100,675	426,683
DOP-1	33,699	142,527
DOP-2	24,005	101,529
MBP GmbH	15,926	67,361
MPII	3,210	13,422
MBIII	538,124	482,456

  * Based upon information provided to Brigham by letter dated April 15, 2003.

  Credit Suisse First Boston, a Swiss bank (the "Bank") owns the majority of the voting stock of Credit Suisse First Boston, Inc., a Delaware corporation (formerly Donaldson, Lufkin & Jenrette, Inc.) ("CSFB-USA"). The entities discussed in the above paragraph are merchant banking funds managed by affiliates of CSFB Private Equity, which are indirect subsidiaries of CSFB-USA.

  The ultimate parent company of the Bank is Credit Suisse Group ("CSG"). CSG disclaims beneficial ownership of the reported Common Stock that is beneficially owned by its direct and indirect subsidiaries. Steven A. Webster is the Chairman of Global Energy Partners, a specialty group within CSFB Private Equity. R. Graham Whaling was a Managing Director of Global Energy Partners from May 1999 until May 2001.

(3)
Includes 2,679,418 shares held by General Atlantic Partners III, L.P. ("GAP III"), 127,725 shares held by GAP-Brigham Partners, L.P. ("GAP-Brigham"), and 1,140,962 shares held by GAP Coinvestment Partners II, L.P. ("GAP Coinvestment"). Stephen P. Reynolds is a limited partner in GAP-Brigham and GAP Coinvestment and served as President of GAP III Investors, Inc., the general partner of GAP III, and a general partner of GAP-Brigham until February 2003. Stephen P. Reynolds disclaims beneficial ownership of shares owned by GAP III, GAP-Brigham, and GAP Coinvestment except to the extent of his pecuniary interest therein. GAP III, GAP-Brigham and GAP Coinvestment are under common control with General Atlantic Partners, LLC.

(4)
Includes 1,806,214 shares owned by Ben M. Brigham and 1,796,710 owned by Anne L. Brigham, 78,000 shares subject to currently exercisable stock options held by Ben M. Brigham and 600 shares subject to currently exercisable stock options held by Anne L. Brigham, 17,750 shares owned by Brigham Parental Trust I (of which Anne and Ben Brigham are the trustees and which is for the benefit of Ben Brigham' mother), 18,800 shares owned by Brigham Parental Trust II (of which Anne and Ben Brigham are the trustees and which is for the benefit of Anne Brigham's parents), and 46,600 shares held by David T. Brigham, as custodian for each of Mr. and Mrs. Brigham's four children.

(5)
Shares held by clients of Wellington Management Company, LLP that it may be deemed to beneficially own in its capacity as an investment adviser.

(6)
Shares held by clients of State Street Research & Management Company.

(7)
Includes the following: 31,326 shares of unvested restricted stock, and 46,600 shares held as a custodian for the children of Ben M. Brigham and Anne L. Brigham.

(8)
Includes 29,745 shares of unvested restricted stock.

(9)
Includes 7,000 shares of unvested restricted stock.

Compliance with Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the 1934 Act requires directors and officers of the Company, and persons who own more than 10% of the Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock. Directors, officers and more than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2002, all other Section 16(a) filing requirements applicable to its directors, officers and more than 10 percent beneficial owners were met, except that an initial report on Form 3 for Eugene B. Shepherd, Jr., our Chief Financial Officer, was inadvertently filed late. Mr. Shepherd reported the grant of an option to purchase 150,000 shares of Common Stock at an exercise price of $4.20 on his Form 3.

Compensation of Executive Officers

        Summary Compensation.    The following table sets forth certain summary information concerning the compensation paid or awarded to the Chief Executive Officer of the Company and the other most highly paid executive officers of the Company who earned in excess of $100,000 in 2002 (the "named executive officers") for the years indicated.

Summary Compensation Table

	Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Restricted Stock Awards		Shares Underlying Options #	All Other Compensation ($)(2)
Ben M. Brigham Chief Executive Officer, President and Chairman of the Board	2002 2001 2000	297,412 293,282 249,614	170,000 170,000 100,000	— — —		— 50,000 120,000	6,148 6,712 6,639
Curtis Harrell(3) Chief Financial Officer	2002 2001 2000	135,417 230,084 204,387	34,411 120,634 108,728	— — —		— 50,000 150,000	— — —
Eugene B. Shepherd, Jr.(4) Chief Financial Officer	2002 2001 2000	112,180 — —	— — —	— — —		150,000 — —	67,500 — —
Jeffrey E. Larson Senior Vice President—Exploration	2002 2001 2000	159,849 149,766 130,500	57,395 67,395 20,000	— — 50,750	(5)	25,000 50,000 120,000	— — —
David T. Brigham Executive Vice President—Land and Administration	2002 2001 2000	173,063 157,688 141,750	53,800 63,800 20,000	— — 227,117	(6)	25,000 50,000 70,000	— — —
A. Lance Langford Senior Vice President—Operations	2002 2001 2000	165,083 157,688 140,488	45,691 55,191 20,000	— — 215,655	(7)	25,000 50,000 70,000	— —

(1)
Bonus amounts are stated for the period earned and not necessarily for the period in which the bonus was paid.

(2)
For Mr. Brigham, consists of premiums paid by the Company under life and disability insurance plans of $2,903 and $3,245, in 2002; $2,818 and $3,894, respectively, in 2001; and $2,745 and $3,894, respectively, in 2000. For Mr. Shepherd, includes a moving allowance of $67,500 in connection with his relocation to Austin, Texas in 2002.

(3)
Mr. Harrell left the Company as Chief Financial Officer in July 2002.

(4)
Mr. Shepherd joined the Company as Chief Financial Officer in June 2002.

(5)
At December 31, 2002, the aggregate total holdings of restricted stock that was issued on October 27, 2000 to Mr. Larson were 12,987 shares with a value of $63,896 based on the closing trading price of the Company's Common Stock as reported on the NASDAQ Stock Market on December 31, 2002 of $4.92. The value of the shares shown in the table above of $50,750 was based on the closing trading price of the Company's Common Stock as reported on the Nasdaq Stock Market on October 27, 2000 (the effective date of the restricted stock grant) of $3.625 per share. The restricted shares were granted in exchange for the termination of 35,000 employee stock options. The restricted shares vested 25% on the first anniversary of the grant date and will vest an additional 25% per year on each anniversary of the grant date.

(6)
At December 31, 2002, the aggregate total holdings of restricted stock that was issued on October 27, 2000 to Mr. Brigham were 58,119 shares with a value of $285,945 based on the closing trading price of the Company's Common Stock as reported on the NASDAQ Stock Market on December 31, 2002 of $4.92. The value of the shares shown in the table above of $227,117 was based on the closing trading price of the Company's Common Stock as reported on the Nasdaq Stock Market on October 27, 2000 (the effective date of the restricted stock grant) of $3.625 per share. The restricted shares were granted in exchange for the termination of 114,445 employee stock options. The restricted shares vested 25% on the first anniversary of the grant date and will vest an additional 25% per year on each anniversary of the grant date.

(7)
At December 31, 2002, the aggregate total holdings of restricted stock that was issued on October 27, 2000 to Mr. Langford were 55,186 shares with a value of $271,515 based on the closing trading price of the Company's Common Stock as reported on the NASDAQ Stock Market on December 31, 2002 of $4.92. The value of the shares shown in the table above of $215,655 was based on the closing trading price of the Company's Common Stock as reported on the Nasdaq Stock Market on October 27, 2000 (the effective date of the restricted stock grant) of $3.625 per share. The restricted shares were granted in exchange for the termination of 117,085 employee stock options. The restricted shares vested 25% on the first anniversary of the grant date and will vest an additional 25% per year on each anniversary of the grant date.

        Option Grants.    The following table contains information about stock option grants to the named executive officers in 2002:

Option Grants in Last Fiscal Year

					Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)(2)
	Individual Grants
	Number of Shares Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year
Name			Exercise or Base Price ($/Share)	Expiration Date
					5% ($)	10% ($)
Ben M. Brigham	0	N/A %	N/A	N/A	N/A	N/A
Curtis F. Harrell	0	N/A %	N/A	N/A	N/A	N/A
Eugene B. Shepherd, Jr.	150,000	41%	4.20	6/01/2009	379,439	730,738
Jeffery A. Larson	25,000	7%	4.805	5/23/2009	47,932	106,185
David T. Brigham	25,000	7%	4.805	5/23/2009	47,932	106,185
A. Lance Langford	25,000	7%	4.805	5/23/2009	47,932	106,185

(1)
Amounts represent hypothetical gains that could be achieved for the options if they are exercised at the end of the option term. Those gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date such options were granted, through the expiration date. For the option term ending June 1, 2009, based on the closing price on the Nasdaq Stock Market of the Common Stock of $4.92 on December 31, 2002, a share of the Common Stock would have a value on the ending dates of the option term of approximately $6.73, at an assumed appreciation rate of 5% and approximately $9.07, at an assumed appreciation rate of 10%.

(2)
Amounts represent hypothetical gains that could be achieved for the options if they are exercised at the end of the option term. Those gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date such options were granted, through the expiration date. For the option term ending May 23, 2009, based on the closing price on the Nasdaq Stock Market of the Common Stock of $4.92 on December 31, 2002, a share of the Common Stock would have a value on the ending dates of the option term of approximately $6.72, at an assumed appreciation rate of 5% and approximately $9.05, at an assumed appreciation rate of 10%.

        Option Exercises and Year-End Option Values.    The following table provides information about the number of shares issued upon option exercises by the named executive officers during 2002, and the corresponding value realized by the named executive officers. The table also provides information about the number and value of options that were held by the named executive officers at December 31, 2002.

Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

			Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-the-Money Options at FY-End ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Ben M. Brigham	—	—	78,000	92,000	211,210	202,190
Curtis F. Harrell	93,207	217,756	156,793	—	364,694	—
Eugene B. Shepherd, Jr.	—			150,000	—	108,000
Jeffery A. Larson	10,000	30,672	78,000	127,000	163,160	180,240
David T. Brigham	—	—	102,000	103,000	226,080	128,370
A. Lance Langford	—	—	107,000	103,000	237,945	128,370

Compensation Committee Report on Executive Compensation Policy

        The Company's executive compensation policy is designed to attract, motivate, reward and retain the key executive talent necessary to achieve the Company's business objectives and contribute to the long-term success of the Company. In order to meet these goals, the Company's compensation policy for its executive officers focuses primarily on determining appropriate salary levels and providing long-term stock-based incentives. To a lesser extent, the Company's compensation policy also contemplates performance-based cash bonuses. The Company's compensation principles for the Chief Executive Officer are similar to those of the Company's other executive officers.

        Cash Compensation.    In determining its recommendations for adjustments to officers' base salaries other than the Chief Executive Officer, the Company focuses primarily on the scope of each officer's responsibilities, each officer's contributions to the Company's success in moving toward its long-term goals during the twelve months immediately preceding his or her hire date, the accomplishment of goals set by the officer, the Company's assessment of the quality of services rendered by the officer, comparison with compensation for officers of comparable companies and an appraisal of the Company's financial position. In certain situations, the Company may also pay cash bonuses, the amount of which will be determined based on the contribution of the officer and the benefit to the Company of the transaction or development. In addition, the officers have the opportunity to participate in the Company's 401(k) Plan.

        Incentive Bonus Plan.    In early 2002 the Company's Compensation Committee created an Incentive Bonus Plan for the officers of the Company. Under the terms of the Incentive Bonus Plan the officers were eligible for a non-discretionary bonus. The amount of the non-discretionary bonus to be paid to each officer was solely dependent upon the obtainment by the Company of certain EBITDA (earnings before interest, taxes, depreciation and amortization) and drilling coverage goals. A 2003/2004 Incentive Bonus Plan for the officers will be implemented soon, with 50% of the non-discretionary bonus depending on certain drilling coverage goals, 25% depending on certain production goals and the remaining 25% depending on certain EBITDA goals.

        Equity Compensation.    The grant of stock options and restricted stock to executive officers constitutes an important element of long-term compensation for the executive officers. The grant of stock options or restricted stock increases management's equity ownership in the Company with the goal of ensuring that the interests of management remain closely aligned with those of the Company's stockholders. The Board believes that equity positions in the Company provide a direct link between executive compensation and stockholder value. By attaching vesting requirements, stock options and restricted stock also create an incentive for executive officers to remain with the Company for the long term.

        Chief Executive Officer Compensation.    The factors and criteria upon which the salary of Ben M. Brigham, the Chief Executive Officer, is based are similar to the criteria used in evaluating salary adjustments for the other executive officers of the Company. The Chief Executive Officer's individual contributions to the Company included his leadership role in establishing and retaining a strong management team, developing and implementing the Company's business plans and attracting investment capital to the Company. In addition, the Compensation Committee reviewed compensation levels of chief executive officers at comparable companies in the Company's industry.

        In determining the amount of annual cash bonus compensation to be paid to the Chief Executive Officer, the Compensation Committee also reviews the performance of the Chief Executive Officer and the Company for the prior fiscal year. For such purposes, the Compensation Committee utilizes a four part formula which the Committee believes provides a quantitative and qualitative framework to measure the performance of the Chief Executive Officer and the Company. This formula generally consists of the following components: (i) the attainment by the Company of certain threshold multiples of reserve value additions for drilling levels during the fiscal year; (ii) in the event that certain threshold coverage ratios in (i) are met, the attainment of budgeted drilling levels by the Company for the fiscal year; (iii) the number of potential future drilling locations added to the Company's inventory during the fiscal year; and (iv) a discretionary component to reward other performance factors that are not easily quantifiable.

        Deductibility of Executive Compensation.    Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits (to $1 million per covered executive) the deductibility for federal income tax purposes of annual compensation paid to a company's chief executive officer and each of its other four most highly compensated executive officers. The Company believes that the impact of such limitation is immaterial to the Company with respect to fiscal year 2002. All options granted to employees under the Company's 1997 Incentive Plan are intended to qualify for an exemption from the application of Section 162(m) of the Code, thereby preserving the deductibility for federal income tax purposes of compensation that may be attributable to the exercise of such options.

Employment Agreements

        The Company employs Ben M. Brigham under an employment agreement (the "Employment Agreement") as Chief Executive Officer and President of the Company for a five-year term that began in February 1997. The Employment Agreement contains rollover provisions so that at all times the term of the Employment Agreement shall be not less than three years. The agreement provides for an annual salary of $275,000, which the Board of Directors may further increase from time to time. Mr. Brigham is also entitled to an annual cash bonus, not to exceed 75% of his then current salary, determined based on criteria established by the Board of Directors. Under the Employment Agreement, Mr. Brigham is entitled to participate in any employee benefit programs that the Company provides to its executive officers. The only employee benefit programs that the Company offers to both its officers and employees are group insurance coverage, participation in the Company's 401(k)

Retirement Plan and the 1997 Incentive Plan. If Mr. Brigham terminates his employment for good reason, which includes a material reduction of Mr. Brigham's position without cause or his written consent, breach of a material provision of the Employment Agreement or improper notice of termination, or if the Company terminates Mr. Brigham without cause, the Company must pay Mr. Brigham a sum equal to the amount of his annual base salary that he would have received during the remainder of his employment term plus the average of his annual bonuses received in the preceding two years times the number of years in the remainder of his employment term. Mr. Brigham's agreement also contains a three-year non-compete and confidentiality clause with standard terms.

        On September 20, 1999 and April 9, 2003, the Company entered into Change of Control Agreements with certain of the executive officers of the Company, other than the Chief Executive Officer. Under the terms of the Change of Control Agreements, in the event that there is a "Change of Control" (as defined in the Agreement), any options which would have vested within five years of the date of the Change of Control will immediately vest. Further, under the terms of the Change of Control Agreements, in the event that there is both a Change of Control and a "Termination Event" (as defined in the Agreement) prior to the end of the "Retention Period" (as defined in the Agreement), then in such event the Company will pay the terminated officer a severance payment equal to two times the officer's "Annual Base Salary" (as defined in the Agreement).

Compensation Committee Interlocks and Insider Participation

        Members of the Compensation Committee are currently Harold D. Carter, Steven C. Hurley and R. Graham Whaling. All determinations concerning executive compensation for the last fiscal year for the Company's executive officers were made by the Compensation Committee. The Compensation Committee members abstained from participation in compensation determinations concerning their own compensation. None of the executive officers of the Company has served on the board of directors or on the compensation committee of any other entity, any of whose officers served on the Board of Directors of the Company. See "Certain Transactions" below for certain information regarding relationships between the Company and entities with whom members of the Compensation Committee are affiliated.

Certain Transactions

        In connection with land work necessary for certain of the Company's 3-D exploration, drilling and development operations, the Company engages Brigham Land Management ("BLM"), an independent company owned and managed by Vincent M. Brigham, a brother of Ben M. Brigham, who is the Company's Chief Executive Officer, President and Chairman of the Board, and David T. Brigham, who is the Executive Vice President-Land and Administration of the Company. BLM specializes in conducting the necessary field land work relating to 3-D seismic exploration activities and to drilling and development activities. BLM performs these services for the Company and its project participants using BLM's employees and independent contractors. In 2002 the Company incurred costs charged by BLM of approximately $1.1 million. Other participants in the Company's 3-D projects and wells reimbursed the Company for a portion of these amounts. In connection with the Company's planned capital expenditure budget for 2003, the Company expects that the amounts paid to BLM for land services will be higher than those paid in 2002.

        Pursuant to agreements entered into in 2001, Brigham paid Aspect Resources, LLC $189,000 for exploration, development and production operations during 2002 and received approximately $1.0 million from Aspect for exploration, development and production operations during 2002. Alex Cranberg, the President of an affiliate of Aspect, was a director of Brigham and a member of the Compensation Committee for a portion of 2002 and all of 2001.

        Pursuant to a consulting agreement with Harold D. Carter, the Company paid Mr. Carter $2,500 per month and reimbursed his out-of-pocket expenses during 2002 for the performance of consulting and advisory services regarding the operations of the Company as the Company requested. In addition to the consulting fee, pursuant to the terms of Mr. Carter's consulting agreement, the Company paid Longview Production Company $1,000 per month in 2002 and will continue to pay such monthly amount in 2003 to offset a portion of Mr. Carter's office overhead expenses and provide the Company with limited use of part of Mr. Carter's office space for purposes of conducting business while employees of the Company are in Dallas, Texas.

        On March 1, 2002 Brigham ended an agreement to sell substantially all of its crude production to a single company, and began utilizing a broader range of purchasers. In April 2002, Brigham began selling a portion of its crude oil production to Citation Crude Marketing, Inc. based on an evaluation of terms and capabilities offered by several companies. Curtis Harrell, who was Brigham's Executive Vice President and Chief Financial Officer and member of the board of directors, is the brother of the President of Citation Crude Marketing, Inc. and the son of the President and Chief Executive Officer of Citation Oil & Gas Corporation. In July 2002, Mr. Harrell resigned from the Company and became an officer of Citation Oil & Gas Corporation. Brigham sold approximately 212,000 barrels of oil with a value of $5.6 million to Citation Crude Marketing, Inc. during 2002.

        At December 31, 2002, Brigham had $60 million of indebtedness outstanding under its senior credit facility. In December 2002, affiliates of CSFB Private Equity purchased $10 million of Brigham's senior credit facility from Shell Capital, Inc. ("Shell Capital") and converted it into 2,564,102 shares of Brigham common stock, at an effective price of $3.90 per share. In March 2003, Brigham replaced its senior credit facility with a new senior credit facility that provides for a maximum $80 million in commitments and an initial borrowing base of $70 million and matures in March 2006. Borrowings under the new credit facility are secured by substantially all of Brigham's oil and natural gas properties and other tangible assets and bear interest at either the base rate of Société Générale or London Interbank Offered Rate (LIBOR), at Brigham's option, plus a margin that varies according to facility usage. Interest is paid quarterly. The collateral value and borrowing base are redetermined periodically. The unused portion of the committed borrowing base is subject to an annual commitment fee of 0.5%. The new senior credit facility agreement contains various covenants and restrictive provisions which limit Brigham's ability to incur additional indebtedness, sell properties, purchase or redeem its capital stock, make investments or loans, create liens and make certain acquisitions. The new senior credit facility requires Brigham to maintain a current ratio (as defined) of at least 1 to 1 and an interest coverage ratio (as defined) of at least 3.25 to 1.

        In December 2002, as part of the exchange of our common stock for warrants and debt conversion rights held by Shell Capital, the warrants to purchase 1,250,000 shares of our common stock at $3.00 per share originally issued in connection with our senior subordinated notes facility were extinguished. Under the facility, Shell Capital agreed to provide up to $20 million (plus any amount of interest paid in kind) in senior subordinated notes in borrowing increments of at least $1 million. Once borrowings under the subordinated notes facility have been repaid, they cannot be withdrawn. The senior subordinated notes are secured obligations ranking junior to our new senior credit facility and have covenants similar to it. Our senior subordinated notes facility was amended and restated on March 21, 2003.

        On December 20, 2002, the Company issued an aggregate of 500,000 shares of Series B Preferred Stock, with a liquidation value of $10 million, to seven affiliates of CSFB Private Equity. The Series B Preferred Stock bears dividends at a rate of 6% per annum if paid in cash and 8% per annum if paid-in-kind through the issuance of additional Series B Preferred Stock in lieu of cash. At the Company's option, up to 100% of the dividend payments on the Series B Preferred Stock during the first five years can be satisfied through the issuance of PIK dividends. For the year-ended December 31, 2002, Brigham elected to satisfy 100% of its dividend obligation through the issuance of

$24,520 in PIK dividends. The Series B Preferred Stock has a ten-year maturity and is redeemable at the Company's option at 100% or 101% of stated value (depending upon certain conditions) at any time prior to maturity. Warrants to purchase shares of Common Stock were also issued to the seven affiliates of CSFB Private Equity in the December 20, 2002 transaction. These warrants entitle the holders thereof to purchase an aggregate of 2,298,850 shares of Common Stock at an exercise price of $4.35 per share. The exercise price of these warrants is payable either in cash or in shares of Series B Preferred Stock, valued at liquidation plus accrued dividends. These warrants will expire on December 20, 2012. The holders of these warrants are entitled to exercise all or a portion of their warrants at any time after June 20, 2003. These warrants must be exercised, if Brigham so requires, in the event that shares of the Common Stock average at least $6.525 per share for 60 consecutive trading days. If the Company requires exercise of the warrants, proceeds from the exercise of the warrants will be used to fund the redemption of a similar value of then outstanding Series B Preferred Stock and the Company will also be required to redeem any other Series B Preferred Stock that remains outstanding. Subject to restrictions relating to the Securities Act of 1933, these warrants are transferrable.

        In November and December of 2002, Brigham and Carrizo Oil & Gas, Inc. ("Carrizo") entered into agreements that increased Brigham's interest in some of the leasehold within a South Texas prospect pursuant to the Joint Development Agreement previously entered into in October 2001. Steven A. Webster, a director of the Company, was a co-founder and the original shareholder of Carrizo and is currently chairman of Carrizo's board of directors. Brigham paid Carrizo $2,390,381 and Carrizo paid Brigham $2,981,891 for joint interest billings in 2002. Brigham paid Carrizo $4,628,524 and Carrizo paid Brigham a nominal amount for well production revenues in 2002.

Performance Graph

        The following graph compares the cumulative total stockholder return on the Common Stock with the cumulative total return of (i) the Media General Industry Group Index No. 121, "Independent Oil & Gas" ("MG E&P Group Index") and (ii) the Nasdaq Market Index from the first day of trading of the Common Stock, December 31, 1997, through December 31, 2002. The graph assumes that the value of an investment in the Common Stock and each index was $100 at December 31,1997 and that any dividends were reinvested. Numerical values used for the year-end plot points in the graph are set forth in the table under the graph.

COMPARE CUMULATIVE TOTAL RETURN
AMONG BRIGHAM EXPLORATION CO.,
NASDAQ MARKET INDEX AND MG GROUP INDEX

ASSUMES $100 INVESTED ON DEC. 31, 1997
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2002

	1997	1998	1999	2000	2001	2002
BRIGHAM EXPLORATION	100.00	37.61	10.47	30.35	20.51	33.64
MG E&P GROUP INDEX	100.00	64.77	90.74	131.68	107.61	112.68
NASDAQ MARKET INDEX	100.00	141.04	248.76	156.35	124.64	86.94

Board of Directors and Committee Meetings

        The business and affairs of the Company are managed by and under the direction of the Board of Directors, (the "Board") which exercises all corporate powers of the Company and establishes broad corporate policies.

        In 2002, the Board of Directors held seven meetings and Steven A. Webster and Stephen P. Reynolds were each unable to attend one of these meetings. The Company's Board of Directors formed standing Audit and Compensation Committees on February 26, 1997 and a Nominations Committee on March 6, 2003. The Audit Committee held seven meetings. The Compensation Committee met informally in conjunction with the Board of Directors' regular quarterly meetings. All members of the Audit and Compensation Committees attended each meeting. Both the Audit and Compensation Committees conducted much of their business through unanimous written consents. No director attended fewer than 75% of the meetings of the Board of Directors held during the period for which he or she was a director or meetings held by the Audit and Compensation Committees of the Board of Directors on which he or she served during the period for which he or she was a member of such committee. The Nominations Committee has not yet held a meeting.

        The following table sets forth the members of each committee.

Name	Audit Committee	Compensation Committee	Nominations Committee
Ben M. Brigham			X
Anne L. Brigham
Harold D. Carter		X	X
Stephen C. Hurley		X	X
Stephen P. Reynolds	X
Hobart A. Smith	X
Steven A. Webster			X
R. Graham Whaling	X	X

        The Audit Committee's primary responsibilities are to (i) recommend the Company's independent auditors to the Board of Directors, (ii) review with the Company's auditors the plan and scope of the auditor's annual audit, the results thereof and the auditors' fees, (iii) review the Company's financial statements and (iv) take such other action as it deems appropriate as to the accuracy and completeness of financial records of the Company and financial information gathering, reporting policies and procedures of the Company.

        The Compensation Committee exercises the power of the Board of Directors in connection with all matters relating to compensation of executive officers and the administration of the Company's stock option programs.

        The Board of Directors is in the process of finalizing the specific responsibilities of the Nominations Committee. As such, it is not known at this time whether the Nominations Committee will or will not consider nominees recommended by the stockholders, and if it will, the procedures to be followed by security holders in submitting such recommendations.

Report of the Audit Committee

To the Stockholders
of Brigham Exploration Company:

        As members of the Audit Committee of the Board of Directors, we are responsible for helping to ensure the reliability of the Company's financial statements. In keeping with this goal, the Board of Directors has adopted a written charter for the Audit Committee to follow. The Audit Committee evaluated the charter's adequacy in 2002 and was satisfied therewith.

        Independence of Audit Committee Members.    All of the members of the Audit Committee are independent as defined by Rule 4200(a)(14) of the National Association of Dealers ("NASD") listing standards and the most recent interpretations of those standards.

        Review and Discussions.    The Audit Committee has reviewed and discussed the Company's audited financial statements with management. It has also discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU § 380). Additionally, the Audit Committee has received the written disclosures and the letter from the independent accountants at PricewaterhouseCoopers LLP, as required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent accountants their independence.

  Recommendation to Include Audited Financial Statements in Annual Report

        Based on the Audit Committee's discussions with management and the independent accountants, and its review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

March 3, 2003

Audit Committee:

Stephen P. Reynolds
Hobart A. Smith
R. Graham Whaling

Compensation of Directors

        Fees and Expenses; Other Arrangements.    Directors who are also employees of the Company are not separately compensated for serving on the Board of Directors. Directors who are not employees of the Company receive $10,000 per year. In addition, these directors receive $2,500 per meeting attended in person and $1,000 per meeting attended by phone for their services as directors. Directors who are members of a committee of the Board of Directors receive $1,000 for each committee meeting they attend in person or by phone. In addition, the Company reimburses these directors for the expenses incurred in connection with attending meetings of the Board of Directors and its committees. See "Certain Transactions" for a discussion of a consulting agreement between the Company and Harold D. Carter.

        Director Stock Options.    Pursuant to the Company's 1997 Director Stock Option Plan, each newly elected non-employee director is granted an option to purchase 1,000 shares of Common Stock and each non-employee director receives an option to purchase 500 shares of Common Stock on December 31 of each year. However, in the event Proposal Four is approved by the Company's stockholders, each newly elected non-employee director will be granted an option to purchase 20,000 shares of Common Stock and each non-employee director will receive an option to purchase 10,000 shares of Common Stock on December 31 of each year. The options under the plan are granted at fair market value on the grant date and become exercisable, subject to certain conditions, in five equal annual installments on the first five anniversaries of the grant date. The options terminate seven years from the grant date, unless terminated sooner. 25,000 shares of Common Stock have been authorized and reserved for issuance pursuant to the 1997 Director Stock Option Plan, however, if Proposal Four is approved by the Company's stockholders, 430,000 shares of Common Stock will be authorized and reserved for issuance. Contingent upon stockholder approval, options to purchase 110,000 shares of Common Stock were granted in 2002 to the Company's seven non-employee directors pursuant to the 1997 Directors Stock Option Plan.

PROPOSAL ONE
ELECTION OF DIRECTORS

        All duly submitted and unrevoked proxies will be voted for the nominees for directors selected by the Board of Directors, except where authorization so to vote is withheld. If any nominee(s) should become unavailable for election for any presently unforeseen reason, the persons designated as proxies will have full discretion to cast votes for another person(s) designated by the Board. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee.

        Pursuant to the Securities Purchase Agreement dated November 1, 2000, the Company has agreed to nominate one representative named by Funding III to serve as a member of the Board of Directors of the Company. Accordingly, the Board of Directors has nominated Steven A. Webster, as a member of the Board of Directors. On December 23, 2002, Funding III assigned its rights to designate a director to MBP.

        On May 17, 2002, as permitted by the Company's Bylaws, the Board of Directors elected to decrease the number of members of the Board of Directors to seven and on December 3, 2002 elected to increase the number of members of the Board of Directors to eight. The eight nominees of the Board of Directors of the Company are named below. Each of the nominees has consented to serve as a director if elected. Set forth below is certain information with respect to the nominees, including information as to each nominee's age as of March 31, 2003, position with the Company, business experience during at least the past five years and directorships of publicly and privately held companies.

        The Board of Directors recommends that stockholders vote FOR the election of the nominees listed below.

Nominees for Director

        Ben M. "Bud" Brigham, age 43, has served as Chief Executive Officer, President and Chairman of the Board of the Company since founding the Company in 1990. From 1984 to 1990, Mr. Brigham served as an exploration geophysicist with Rosewood Resources, an independent oil and gas exploration and production company. Mr. Brigham began his career as a seismic data processing geophysicist for Western Geophysical, a provider of 3-D seismic services, after earning his B.S. in Geophysics from the University of Texas. Mr. Brigham is the husband of Anne L. Brigham, Director, and the brother of David T. Brigham, Executive Vice President—Land and Administration.

        David T. Brigham, age 42, joined us in 1992 and has served as Executive Vice President—Land and Administration since June 2002 and Corporate Secretary from March 2001 to September 2002. Mr. Brigham served as Senior Vice President—Land and Administration from March 2001 to June 2002, Vice President—Land and Administration and Corporate Secretary from February 1998 to March 2001, and as Vice President—Land and Legal from 1994 until February 1998. From 1987 to 1992, Mr. Brigham was an oil and gas attorney with Worsham, Forsythe, Sampels & Wooldridge.

Before attending law school, Mr. Brigham was a landman for Wagner & Brown Oil and Gas Producers, an independent oil and gas exploration and production company. Mr. Brigham holds a B.B.A. in Petroleum Land Management from the University of Texas and a J.D. from Texas Tech School of Law. Mr. Brigham is the brother of Ben M. Brigham, Chief Executive Officer, President and Chairman of the Board.

        Harold D. Carter, age 64, has served as a Director of and consultant to the Company since 1992. Mr. Carter has more than 30 years experience in the oil and gas industry and has been an independent consultant since 1990. Prior to consulting, Mr. Carter served as Executive Vice President of Pacific Enterprises Oil Company (USA). Before that, Mr. Carter was associated for 20 years with Sabine Corporation, ultimately serving as President and Chief Operating Officer from 1986 to 1989. Mr. Carter consults for Endowment Advisors, Inc. with respect to its EEP Partnerships and Associated Energy Managers, Inc. with respect to its Energy Income Fund, L.P. and is a director of Abraxas Petroleum Corporation, a publicly traded oil and gas company, and Energy Partners, Ltd., and Longview Production Company, both private companies. Mr. Carter has a B.B.A. in Petroleum Land Management from the University of Texas and has completed the Program for Management Development at the Harvard University Business School.

        Stephen C. Hurley, age 53, has served as a Director of the Company since December 2002. Mr. Hurley is an Executive Vice President of Hunt Oil Company and has served in that capacity since August 2001. Prior to joining Hunt Oil, Mr. Hurley served as Executive Vice President, Chief Operating Officer and a member of the board of directors for Chieftain International, Inc. from September 1995 to August 2001. Mr. Hurley holds a Masters of Science degree in Geology from the University of Arkansas and an advanced degree in business studies from Harvard University.

        Stephen P. Reynolds, age 51, has served as a Director of the Company since 1996. Mr. Reynolds served as a special advisor to General Atlantic Partners, LLC and was associated with General Atlantic or its predecessor entities from April 1980 to 2000. Mr. Reynolds is also a limited partner of GAP-Brigham and GAP Coinvestment. He served as President of GAP III Investors, Inc., the general partner of GAP III, and as the general partner of GAP-Brigham until February 2003. Mr. Reynolds holds a B.A. in Economics from Amherst College and a Masters Degree in Accounting from New York University.

        Hobart A. Smith, age 65, Mr. Smith has served as a director of the Company since December 2002. Mr. Smith has been associated with Smith International, Inc. and its affiliates and predecessors, a products and services supplier to the oil and gas and petrochemical industries, in various capacities since 1965, including Vice President of Customer Relations, Assistant to the President and Vice President of Marketing. Most recently, Mr. Smith has served as a consultant to Smith International, primarily in Customer Relations and Industry Affairs since 1992. Mr. Smith is also a director of Harken Energy Corp., a publicly traded oil and gas company. Mr. Smith has a degree in Business Administration from Claremont-McKenna College.

        Steven A. Webster, age 51, has served as a Director of the Company since November 2000. Mr. Webster is the Chairman of Global Energy Partners, a specialty group within CSFB Private Equity that makes investments in energy companies, and has served in that capacity since 2000. From 1998 to 1999, Mr. Webster served as Chief Executive Officer and President of R&B Falcon Corporation, and from 1988 to 1998, Mr. Webster served as Chairman and Chief Executive Officer of Falcon Drilling Corporation, both offshore drilling contractors. Mr. Webster is on the board of directors of Seabulk International, Inc., a publicly traded offshore energy support, transportation and towing company, Carrizo Oil & Gas, Inc., a publicly traded oil and gas exploration and production company, Grey Wolf Inc., a publicly traded land drilling contractor, Camden Property Trust, a publicly traded real estate investment trust, Crown Resources Corporation, a publicly traded precious metals exploration company, and Geokinetics, Inc., a public traded geophysical services provider. Mr. Webster is also on the board of directors of Basic Energy Services, Inc., Consort Group, Ltd., Copano Energy Holdings, LLC, Encore Bancshares, Inc., Frontier Drilling, ASA, Laredo Energy, L.P and Medicine Bow Energy Corp., all privately held companies. In addition, Mr. Webster serves as Chairman of Carrizo Oil & Gas, Crown Resources and Basic Energy. Mr. Webster is the founder and an original shareholder of Falcon Drilling Company, Inc., a predecessor to Transocean, Inc., and is a co-founder and original shareholder of Carrizo Oil & Gas, Inc. Mr. Webster holds a B.S.I.M. from Purdue University and an M.B.A. from Harvard Business School.

        R. Graham Whaling, age 48, has served as a Director of the Company since June 2001. Mr. Whaling is currently Chairman, CEO and a director of Laredo Energy, L.P. and has spent his entire career in the energy industry, as a petroleum engineer, an energy investment banker, a chief financial officer and a chief executive officer of energy companies. From May 1999 to May 2001, Mr. Whaling was a Managing Director with a specialty group within CSFB Private Equity that makes investments in energy companies. From May 1998 until May 1999, Mr. Whaling was a Managing Director with Petrie Parkman & Co. Prior to that, Mr. Whaling was the Chief Financial Officer for Santa Fe Energy where he managed the initial public offering and the spin-off of Santa Fe's western division, a company called Monterey Resources. He was its Chairman and Chief Executive Officer until it was acquired by Texaco in 1997. Prior to 1997, Mr. Whaling spent seven years as an investment banker focusing on the energy industry with Lazard Freres & Co. and CS First Boston. Mr. Whaling worked as a petroleum engineer for nine years in the beginning of his career primarily with Ryder Scott Company, an oil and gas consulting firm. Mr. Whaling is also a director of Basic Energy Services, Inc., a privately held institution.

PROPOSAL TWO
APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        The Board of Directors has appointed, and recommends the approval of the appointment of, PricewaterhouseCoopers LLP as independent auditors for the year ending December 31, 2003. In recommending the approval by the stockholders of the appointment of PricewaterhouseCoopers LLP, the Board is acting upon the recommendation of the Audit Committee, which has satisfied itself as to the firm's competence and standing. PricewaterhouseCoopers LLP has been the Company's auditors since 1992. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions. Although stockholder approval of the selection of PricewaterhouseCoopers LLP is not required, the Board of Directors believes that it is appropriate to seek stockholder approval of this appointment. If the stockholders fail to approve the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is approved, the Audit Committee, at its discretion, may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. The Audit Committee has requested management to compare the audit services, other services, and expertise offered by PricewaterhouseCoopers LLP with those of other firms to assist the Audit Committee in fulfilling its responsibilities.

        In an effort to maintain the accountant's independence, the Audit Committee has considered whether PricewaterhouseCoopers LLP's rendering of non-audit services is compatible with maintaining its independence. We have concluded that the rendering of both types of services does not result in a conflict.

        The fees paid to PricewaterhouseCoopers LLP for all of its services to the Company in 2002 were as follows:

Audit Fees

        Audit fees billed to the Company by PricewaterhouseCoopers LLP for review of the Company's 2002 annual financial statements and those financial statements included in the Company's quarterly reports on Form 10-Q during 2002 totaled $157,500.

Financial Information Systems Design and Implementation

        PricewaterhouseCoopers LLP billed no fees to the Company during the Company's 2002 fiscal year for operating or supervising the Company's information system or managing the Company's local area network.

All Other Fees

        PricewaterhouseCoopers LLP billed no fees to the Company during the Company's 2002 fiscal year for any other non-audit services.

        Unless stockholders specify otherwise in the proxy, proxies solicited by the Board of Directors will be voted by the persons named in the proxy at the Annual Meeting to ratify the selection of PricewaterhouseCoopers LLP as the Company's auditors for 2003.

        The Board of Directors recommends that stockholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP.

PROPOSAL THREE
APPROVAL AND RATIFICATION OF THE ANTI-DILUTION PROVISIONS
OF THE WARRANTS

General

        To ensure compliance with Marketplace Rule 4350(i)(1)(D)(ii) of the Nasdaq Stock Market, Brigham is seeking stockholder approval and ratification of certain provisions of warrants to purchase Common Stock (the "Warrants") that were issued in December 2002 to MBP, DOP, DOP-1, DOP-2, MBP GmbH, MPII and MBIII, which are managed by affiliates of CSFB Private Equity (the "December 2002 Investors"). The provisions of the Warrants to be approved by the stockholders relate to future adjustments to the exercise price of the Warrants and the number of shares of Common Stock to be issued upon exercise of the Warrants.

        The Warrants entitle the holders thereof to purchase an aggregate of 2,298,850 shares of Common Stock (the "Warrant Shares") at an exercise price of $4.35 per share. However, the exercise price may be decreased and the number of shares issuable upon exercise of the Warrants may be increased pursuant to the "anti-dilution provisions" of the Warrants. The anti-dilution provisions are described in detail below. Generally, the anti-dilution provisions are triggered if (i) Brigham issues Common Stock or Common Stock Equivalents (as defined below) at a price per share below the Market Price (as defined below) of the Common Stock at the time of the issuance, or (ii) before December 20, 2004, Brigham issues Common Stock or Common Stock Equivalents at a price per share below the exercise price of the Warrants ($4.35 per share assuming no adjustments have been made).

        The issuance of the Warrants was one of several transactions that Brigham closed on December 20, 2002. Together, these transactions reduced Brigham's senior debt from $75 million to $60 million and raised an aggregate of $10 million in additional financing, which created additional borrowing capacity under Brigham's senior credit facility. The transactions included (i) the issuance by Brigham of 550,000 shares of Common Stock to Shell Capital in exchange for the cancellation of warrants to purchase 6,730,769 shares of Common Stock held by Shell Capital; (ii) the purchase by the December 2002 Investors of $10 million of Brigham's senior debt from Shell Capital and immediate conversion into 2,564,102 shares of Common Stock at an effective price of $3.90 per share; and (iii) the purchase of $10 million of Brigham's Series B Preferred Stock and the Warrants by the December 2002 Investors. As a result of these transactions, the number of shares of Common Stock outstanding increased from approximately 16.3 million shares to 19.4 million shares, while the number of fully-diluted shares of Common Stock outstanding (including all stock options and warrants to purchase Common Stock) decreased from approximately 35.1 million shares to 33.8 million shares.

Nasdaq Approval Requirement

        Under the rules of the Nasdaq Stock Market, Inc., companies that are listed on the Nasdaq National Market must obtain stockholder approval prior to issuing shares of common stock, or securities convertible into common stock, equal to 20% or more of the common stock outstanding prior to the issuance for less than the greater of book or market value of the stock. The Nasdaq Stock Market requires that this 20% test (the "Nasdaq Test") be met not only at the time of issuance but also in the future, after application of all possible adjustment provisions.

        In Brigham's case, the number of Warrant Shares was 14.1% of the outstanding shares of Common Stock and the closing market price of Brigham Common Stock on November 21, 2002, the date Brigham and the December 2002 Investors agreed to the transaction, was $3.72, well below the Warrant exercise price of $4.35. However, even though the number of Warrant Shares was less than 20% of the outstanding shares of Common Stock and the exercise price was above the market price, through application of the anti-dilution provisions it is theoretically possible that the exercise price of the Warrants could be adjusted downward and the number of shares issuable upon exercise of the Warrants could be adjusted upward to such an extent that the Nasdaq Test would not be met. In this situation, the Nasdaq Stock Market permits the issuance of the Warrants without a stockholder vote on the condition that anti-dilution adjustments that would result in a violation of the Nasdaq Test cannot be made until the Company obtains stockholder approval. To comply with this requirement, the Warrants state that any provision of the Warrants providing for adjustments to the exercise price that would require stockholder approval under the Nasdaq Stock Market's rules is subject to Brigham's obtaining such approval.

        Brigham is seeking stockholder approval of the provisions in the Warrants that relate to future adjustments to the exercise price of the Warrants. If stockholder approval is not obtained, the anti-dilution provisions of the Warrants will not be effective.

Stockholders Voting Agreement

        In conjunction with the transactions closed on December 20, 2002, Brigham agreed with the December 2002 Investors to present this proposal to stockholders at the Annual Meeting. The following Brigham stockholders have agreed, pursuant to a Stockholders Voting Agreement dated December 20, 2002, to vote all shares of Common Stock beneficially owned by it, him or her as of the record date in favor of this proposal: Ben M. and Anne L. Brigham, Harold D. Carter, Eugene B. Shepherd, Jr., David T. Brigham, A. Lance Langford, Jeffrey E. Larson, Malcolm Brown, Warren Ludlow, GAP III, GAP-Brigham, GAP Coinvestment and Aspect Resources, LLC. As of March 31, 2003, these stockholders held 8,450,477 shares of Common Stock, and Brigham does not believe that any of these stockholders have significantly reduced the number of shares of Common Stock beneficially owned since that date.

  Description of the Warrants

  General

        The Warrants entitle the holders thereof to purchase an aggregate of 2,298,850 Warrant Shares at an exercise price of $4.35 per share. The exercise price of the Warrants is payable either in cash or in shares of the Series B Preferred Stock, valued at liquidation value plus accrued dividends. The holders of the Warrants are entitled to exercise all or a portion of their Warrants beginning on June 20, 2003 and ending on December 20, 2012, at which time all unexercised Warrants will expire. If some or all of the exercise price is paid in cash, then Brigham must use the proceeds from the exercise of the Warrants to fund the redemption of shares of Series B Preferred Stock. Brigham has the right to require the holders to exercise the Warrants if the price of the shares of the Common Stock averages at least 150% of the exercise price ($6.525 per share assuming no adjustments have been made) for 60 consecutive trading days. If Brigham requires exercise of the Warrants, and the entire exercise price is paid by delivery of shares of Series B Preferred Stock, then Brigham is required to redeem any other Series B Preferred Stock that remains outstanding. Subject to restrictions relating to the Securities Act of 1933, the Warrants are transferable.

  Anti-Dilution Provisions

          Mergers, Consolidations and Reclassifications

        In case of any reclassification or change of outstanding securities issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination to which the provisions in the following paragraph apply), or in case of any consolidation or merger of Brigham with or into any entity or other person (other than a merger with another entity or other person in which Brigham is the surviving corporation and which does not result in any reclassification or change in the securities issuable upon exercise of the Warrants), provision must be made for the holders of the Warrants to receive, upon the exercise of Warrants and in lieu of Warrant Shares, such securities or assets as would be issued or paid in respect of shares of Common Stock upon such reclassification, change, consolidation or merger.

          Subdivisions and Combinations

        The number of Warrant Shares issuable upon exercise of the Warrants will also be adjusted in the event of a combination or subdivision of the Common Stock.

          Dividends and Distributions

        If Brigham declares a dividend on its Common Stock payable in stock or other securities of Brigham to the holders of its Common Stock, the holders of the Warrants will be entitled to receive upon any exercise of any of the Warrants, in addition to Warrant Shares, the number of shares of stock or other securities which such holder would have been entitled to receive if it had been a holder immediately prior to the record date for such dividend (or, if no record date was established, the payment date for such dividend) of the number of Warrant Shares purchasable on exercise of any of the Warrants immediately prior to such record date or payment date, as the case may be.

          Issuances of Common Stock

        If Brigham issues any additional shares of Common Stock, other than as described above under "Mergers, Consolidations and Reclassifications," "Subdivisions and Combinations" or "Dividends and Distributions," at a price per share less than the average price per share of Common Stock for the 20 trading days immediately preceding the date of the authorization of such issuance by the Board of Directors or compensation committee of Brigham (the "Market Price"), then upon each such issuance the exercise price of the Warrants will be adjusted. The new exercise price will be determined by multiplying the current exercise price by the following fraction:

          (A)  the sum of (i) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock multiplied by the Market Price and (ii) the consideration, if any, received by Brigham upon the issuance of such additional shares of Common Stock, divided by

          (B)  the Market Price multiplied by the total number of shares of Common Stock outstanding immediately after the issuance of such additional shares of Common Stock.

        No such adjustments of the exercise price will be made upon the issuance of any additional shares of Common Stock that are issued (i) pursuant to any grant or award made prior to December 20, 2002 under any thrift plan, stock purchase plan, stock bonus plan, stock option plan, employee stock ownership plan, incentive or profit sharing arrangement or other benefit or compensation plan for the benefit of Brigham's officers, directors and/or employees ("Employee Benefit Plans") that has been approved by Brigham's Board of Directors or its compensation committee and that otherwise would cause an adjustment; (ii) pursuant to any grant or award made on or after December 20, 2002 under any Employee Benefit Plan if the "Market Price" of any such issuance is not less than the lesser of the Market Price as determined above and the "Fair Market Value," as defined under the applicable Employee Benefit Plan, on the date of the Board of Directors or compensation committee authorization; (iii) pursuant to any Common Stock Equivalent (as defined below) (a) if upon the issuance of any such Common Stock Equivalent, any such adjustments shall previously have been made pursuant to provisions described in the following paragraph, (b) if no adjustment was required pursuant to the provisions described in the following paragraph, or (c) if such Common Stock Equivalent was issued prior to the date the Warrants were issued; (iv) pursuant to a public offering by Brigham; or (v) results in an adjustment pursuant to provisions described below under "Special Adjustments of Exercise Price."

          Issuances of Common Stock Equivalents

        If Brigham issues any security or evidence of indebtedness which is convertible into or exchangeable for Common Stock (a "Convertible Security"), or any warrant, option or other right to subscribe for or purchase Common Stock or any Convertible Security, other than pursuant to Employee Benefit Plans (together with Convertible Securities, a "Common Stock Equivalent"), then the exercise price of the Warrants upon each such issuance will be adjusted pursuant to the calculation set forth under "Certain Issuances of Securities." If an adjustment is to be made, it will be made on the basis that (i) the maximum number of additional shares of Common Stock issuable pursuant to all such Common Stock Equivalents will be deemed to have been issued as of the date of issuance of such Common Stock Equivalent and (ii) the aggregate consideration for such maximum number of additional shares of Common Stock will be deemed to be the minimum consideration received and receivable by Brigham for the issuance of such additional shares of Common Stock pursuant to such Common Stock Equivalent.

        No such adjustment of the exercise price of the Warrants will be made upon the issuance of any Common Stock Equivalent unless the consideration received and receivable by Brigham per share is less than the Market Price, and no adjustment of the exercise price of the Warrants will be made upon the issuance of any Convertible Security which is issued pursuant to the exercise of any warrants or other subscription or purchase rights, if any adjustment previously has been made in the exercise price of the Warrants then in effect upon the issuance of such warrants or other rights pursuant to the provisions described under this heading. In addition, no adjustment shall be made under the provisions described under this heading (i) if an adjustment is to be made under the provisions described under

"Special Adjustments of Exercise Price" or (ii) as a result of adjustment in the exercise or conversion price of Common Stock Equivalents, if those adjustments occur by the terms of such Common Stock Equivalents. Appropriate readjustments to the exercise price of the Warrants will be made upon the expiration of the right to convert, exchange or exercise any Common Stock Equivalent if any such Common Stock Equivalent has not been converted, exercised or exchanged.

          Special Adjustments of Exercise Price

        Until December 20, 2004, special provisions for adjustments of the exercise price of the Warrants will apply. If during that time Brigham issues any additional shares of Common Stock at a price per share less than the current exercise price of the Warrants, then the exercise price of the Warrants will be adjusted to equal the per share purchase price of the newly-issued Common Stock. These adjustment provisions do not apply to Common Stock issued pursuant to (i) any Employee Benefit Plan; (ii) any Common Stock Equivalent outstanding as of December 20, 2002; (iii) any issuance in connection with a public offering; or (iv) any issuance of Common Stock for which an adjustment was previously made under the provisions described in the next paragraph.

        If before December 20, 2004, Brigham issues any Common Stock Equivalents and the exercise price of such Common Stock Equivalents is less than the exercise price of the Warrants then in effect, then the exercise price of the Warrants will be adjusted to equal the exercise price of the new Common Stock Equivalents. The exercise price of the new Common Stock Equivalents will be determined by dividing:

          (A)  the total amount, if any, received or receivable by Brigham as consideration for the issuance of such Common Stock Equivalents, plus the minimum aggregate amount of additional consideration payable to Brigham upon the exercise, conversion or exchange of such Common Stock Equivalents, plus, in the case of any such Common Stock Equivalents which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to Brigham upon the conversion or exchange of such Convertible Securities, by

          (B)  the total maximum number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Common Stock Equivalents.

          Resulting Adjustments to Number of Warrant Shares

        If the Warrants are fully exercised at $4.35 per share, Brigham will receive total consideration of $9,999,997.50. If the exercise price is decreased (or increased) as described above, then the number of Warrant Shares will be increased (or decreased) so that the total consideration for full exercise of the Warrants remains constant at $9,999,997.50. More specifically, upon each adjustment of the exercise price of the Warrants as a result of the calculations described in "Issuances of Common Stock," "Issuances of Common Stock Equivalents," and "Special Adjustments of Exercise Price," the number of Warrant Shares issuable upon exercise of any of the Warrants will be adjusted to the following number:

          (A)  the product of (i) the number of shares covered by the Warrants immediately prior to such adjustment of the number of shares and (ii) the exercise price of the Warrants in effect immediately prior to such adjustment of the exercise price;

        divided by

          (B)  the exercise price of the Warrants in effect immediately after such adjustment of the exercise price.

  Examples of Hypothetical Anti-Dilution Adjustments

        As described above, the Warrants give the holders the right to purchase 2,298,850 shares of Common Stock at a price of $4.35 per share. The Nasdaq Test requires Brigham to determine if the total number of shares of Common Stock issuable upon exercise of the Warrants is equal to or greater than 20% of the number of shares of Common Stock outstanding prior to the closing of the transactions (16,302,857 shares). This calculation does not consider the increase in the total number of outstanding shares resulting from issuance of the Warrant Shares themselves, so the percentage calculated in accordance with the Nasdaq Test will always produce a higher percentage than the actual ownership percentage represented by the Warrant Shares. Therefore, the 20% level under the Nasdaq Test may be exceeded even where the actual percentage ownership represented by the Warrant Shares would be less than 20%.

        The following three examples demonstrate the application of the Nasdaq Test and how the 20% level may be exceeded. In each example, Brigham is assumed to issue 10,000,000 shares of Common Stock at a time when the Market Price is $5.00 per share. The table does not reflect the actual percentage ownership that would result from the hypothetical examples because the amount of outstanding shares of Common Stock varies over time, which affects the actual anti-dilution calculations. For example, beginning with the transactions completed on December 20, 2002, Brigham has issued over 3,500,000 additional shares of Common Stock that are not reflected in the number being used for purposes of the Nasdaq Test. Because of these issuances, the actual percentage ownership represented by the Warrant Shares will be less than the percentages shown in the table.

        In the first example shown below, Brigham is assumed to issue the stock at $5.00 per share. Because the stock is issued at the Market Price, no adjustments are necessary.

        The next two examples show how the Nasdaq Test could be exceeded. In the second example, Brigham is assumed to issue the stock at $1.00 per share (or to issue Common Stock Equivalents, such as warrants, where the total consideration paid for the warrants and the exercise of the warrants is $1.00 per share). Because the Market Price is assumed to be $5.00, an anti-dilution adjustment is required.

        The third example is the same as the second, except that the issuance occurs during the two-year period following the issuance of the Warrants, so that the adjustment described in "Special Adjustments of Exercise Price" applies.

	Exercise Price (as adjusted)	Number of Warrant Shares (as adjusted)	Percentage of Outstanding Common Stock* (the Nasdaq Test)
Example 1
Issuance of 10,000,000 shares at $5.00 per share (no adjustments required)	$4.35	2,298,850	14.1%

Example 2
Issuance of 10,000,000 shares at $1.00 per share when market price is $5.00 per share	$3.03	3,300,329	20.2%

Example 3
Special adjustment based on issuance of 10,000,000 shares at $1.00 per share before 12/20/04	$1.00	9,999,997	61.3%

*
This percentage reflects the number of Warrant Shares (as adjusted) divided by 16,302,857, which is the number of shares of Common Stock that were outstanding prior to the closing of the

  December 20, 2002, transactions. The Nasdaq Test requires stockholder approval if this number may exceed 20%.

Interests of Certain Persons

        Pursuant to the terms of the securities purchase agreement related to the warrants and the Series A Preferred Stock issued in November 2000 to a group of investors (the "November 2000 Investors"), for so long as the November 2000 Investors or their affiliates, which include the December 2002 Investors, own at least 10% of the shares of Series A Preferred issued in November 2000 or at least 5% of the outstanding shares of Common Stock, the Company has agreed to nominate to the Brigham Board of Directors one designee named by Funding III. On December 23, 2002, Funding III assigned its right to designate a director nominee to MBP.

        Pursuant to such securities purchase agreement, Steven A. Webster joined the Brigham Board of Directors contemporaneously with the November 2000 issuance of the Series A Preferred Stock. Mr. Webster is the Chairman of Global Energy Partners, a specialty group within CSFB Private Equity that makes investments in energy companies.

        The Board of Directors recommends that stockholders vote "FOR" the proposal to approve and ratify the provisions of the Warrants that relate to any future adjustments to the exercise price of the Warrants pursuant to the terms of the Warrants.

PROPOSAL FOUR
AMENDMENT TO THE 1997 DIRECTOR STOCK OPTION PLAN

        The 1997 Director Stock Option Plan (the "1997 Director Plan") was adopted by the Board of Directors of the Company and approved by the Company's stockholders prior to the initial public offering of Brigham's Common Stock in 1997. Pursuant to a meeting of the Board of Directors September 5, 2002, the Board of Directors adopted a proposal to amend the Plan to increase the number of shares of Common Stock awarded to each non-employee director upon their initial election to the Board of Directors and on December 31 of each year from 1,000 shares of Common Stock to 20,000 shares of Common Stock and from 500 shares of Common Stock to 10,000 shares of Common Stock, respectively. In addition, the Board approved a proposal to amend the 1997 Director Plan to increase the number of shares available for issuance under the 1997 Director Plan from 25,000 shares of Common Stock to 430,000 shares of Common Stock. The proposal to amend the 1997 Director Plan is subject to stockholder approval.

Reasons and Principal Effects of the Proposal

        As of December 31, 2002, there were outstanding non-employee director stock options covering 124,500 shares of Common Stock under the 1997 Director Plan of which 99,500 were contingent upon stockholder approval. No shares of Common Stock remained available for future awards under the 1997 Director Plan. In December 2002, the Company granted stock options covering the balance of the shares then available under the 1997 Director Stock Option Plan and also granted conditional stock options to the non-employee directors of the Company. The conditional stock options awarded exceeded the availability on that date under the 1997 Director Plan by 99,500 shares and such options are expressly made conditional upon the stockholders' approval of the amendment to the 1997 Director Plan to authorize the shares necessary for those grants. The primary purpose of the proposal is to continue the 1997 Director Plan by increasing the aggregate number of shares of Common Stock that may be issued under the 1997 Director Plan, which will allow the Company to attract and retain non-employee directors who can have a significant effect on Brigham's success. We anticipate that we will desire to issue additional options to acquire shares of Common Stock to attract and retain non-employee directors to facilitate the continued development and expansion of our business.

  Description of the 1997 Director Plan

        General.    Pursuant to the 1997 Director Plan, non-employee directors are eligible to receive stock options upon their initial election to the Board of Directors and on December 31 of each year. The stock options are non-qualified stock options.

        Administration.    The 1997 Director Plan is administered by the Board of Directors. The Board has no authority, discretion or power to select the participants who will receive stock options, to set the number of shares to be covered by any Option, to set the exercise price of any Option or to set the period within which Options may be exercised, or to alter any other terms or conditions specified herein, subject to the express provisions of the 1997 Director Plan. Subject to the foregoing, the Board does have authority and power to adopt rules and regulations and to take such action as it shall consider necessary or advisable for the administration of the 1997 Director Plan and to construe, interpret and administer the 1997 Director Plan.

        Eligibility.    Non-employee directors who have not elected to decline to participate in the 1997 Director Plan are eligible to participate.

        Adjustments.    In the event of any subdivision or consolidation of outstanding shares of Common Stock or declaration of a dividend payable in shares of Common Stock, then (i) the number of shares of Common Stock reserved under the 1997 Director Plan, (ii) the number of shares of Common Stock covered by outstanding awards in the form of Common Stock, and (iii) the exercise price for such outstanding awards shall be increased or decreased proportionately. In the event of any other reclassification of the Common Stock not covered by the foregoing, or in the event of a liquidation or reorganization, including a merger, consolidation or sale of assets, the Board shall make such adjustments as it deems appropriate in the number, purchase price and kind of shares covered by the unexercised portions of the Options granted under the 1997 Director Plan.

        Amendment and Termination.    The 1997 Director Plan shall terminate (i) upon resolution by the Board of Directors or (ii) upon its tenth anniversary. The Board may amend, modify, or suspend the 1997 Director Plan, however, no such amendment, modification or suspension shall (i) impair any Options previously granted under the 1997 Director Plan or (ii) deprive any holder of any shares of Common Stock which such holder might have acquired through or as a result of the 1997 Director Plan. In addition, no such amendment or modification shall be made without the approval of the holders of the outstanding shares of capital stock of the Company where such amendment or modification would (i) increase the total number of shares of Common Stock as to which Options may be granted under the 1997 Director Plan or decrease the exercise price at which Options may be granted under the 1997 Director Plan, (ii) materially alter the class of persons eligible to be granted Options under the 1997 Director Plan, (iii) materially increase the benefits accruing to holders under the 1997 Director Plan or (iv) extend the term of the 1997 Director Plan or the vesting period of the Options.

  Federal Income Tax Consequences

        The following summary relates to U.S. federal income tax consequences only and applies to U.S. citizens and foreign persons who are U.S. residents for U.S. federal income tax purposes. The U.S. federal income tax consequences associated with the grant of awards to nonresident aliens depends upon a number of factors, including whether such grant is considered to be U.S. source income and whether the provisions of any treaty are applicable. The acquisition, ownership or disposition of an award or shares acquired pursuant to an award also may have tax consequences under various state and foreign laws which may be applicable to certain participants. Since these tax consequences, as well as the federal income tax consequences described above, may vary from participant to participant depending upon the particular facts and circumstances involved, each participant should consult such participant's own tax advisor with respect to the federal income tax consequences of the grant or exercise of an award, and also with respect to any tax consequences under applicable state and foreign laws.

        The 1997 Director Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Code.

        Nonqualified Stock Options.    No income will be recognized by an optionee for federal income tax purposes upon the grant of a nonqualified stock option. Upon exercise of a nonqualified stock option, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price of such shares.

        Nonqualified stock options are designed to provide a deduction for the Company (subject to the deduction limitations described below) equal to the amount of ordinary income recognized by the optionee at the time of such recognition by the optionee.

        The basis of shares transferred to an optionee pursuant to exercise of a nonqualified stock option is the price paid for such shares plus an amount equal to any income recognized by the optionee as a result of the exercise of such option. If an optionee thereafter sells shares acquired upon exercise of a nonqualified stock option, the optionee will recognize long-term or short-term capital gain or loss (depending on the optionee's holding period with respect to such shares) equal to the difference between the amount realized on such sale and the basis of such shares.

        If an optionee uses already owned shares of Common Stock to pay the exercise price for shares under a nonqualified stock option, the number of shares received pursuant to the option that is equal to the number of shares delivered in payment of the exercise price will be considered received in a nontaxable exchange, and the fair market value of the remaining shares received by the optionee upon such exercise will be taxable to the optionee as ordinary income. If the already owned shares of Common Stock are not "statutory option stock" (which is defined in Section 424(c)(3)(B) of the Code to include any stock acquired through the exercise of an incentive stock option or an option granted pursuant to an employee stock purchase plan) or are statutory option stock with respect to which the applicable holding period referred to in Section 424(c)(3)(A) of the Code has been satisfied, the shares received pursuant to the exercise of the option will not be statutory option stock and the optionee's basis in the number of shares received in exchange for the shares delivered in payment of the exercise price will be equal to the basis of the shares delivered in payment. The basis of the remaining shares received upon such exercise will be equal to the fair market value of the shares. However, if such already owned shares of Common Stock are statutory option stock with respect to which the applicable holding period has not been satisfied, it is not presently clear whether such exercise will be considered a disqualifying disposition of the statutory option stock, whether the shares received upon such exercise will be statutory option stock or how the optionee's basis will be allocated among the shares received.

        Limitations on the Company's Compensation Deduction.    Section 162(m) of the Code limits the deduction that the Company may take for otherwise deductible compensation payable to certain executive officers of the Company to the extent that compensation paid to such officers for such year exceeds $1 million, unless such compensation is performance-based, is approved by the Company's stockholders and meets certain other criteria.

        Section 280G of the Code limits the deductibility of certain "parachute payments" to disqualified individuals by the Company. Generally, "parachute payments" consist of payments in the nature of compensation made in connection with a change in control of the Company. It is possible that any accelerated vesting or payment of awards that occurs upon a change in control of the Company could be a "parachute payment" subject to the deduction limitations of Section 280G of the Code. In addition, Section 4999 of the Code imposes a 20% nondeductible excise tax upon the disqualified individual receiving certain "parachute payments".

  1997 Director Plan Benefits Pursuant to Amendment

        In December 2002, the Company awarded stock options to purchase an aggregate of 110,000 shares of Common Stock to certain non-employee directors of the Company, which consisted of options to purchase 10,500 shares that remained available under the 1997 Director Plan and options to purchase 99,500 shares that are conditioned upon the proposed amendment to the 1997 Director Plan. The options vest 20% annually on their anniversary date over the next five years and expire in seven years. 40,000 of the options were granted with an exercise price of $3.83 per share and 70,000 of the options were granted with an exercise price of $4.78. As of March 31, 2003, the market value of the Common Stock underlying the options was $4.73, the last reported sale price of the Common Stock on that day.

        If the fair market value of the 99,500 shares underlying the new conditional option grants on the date the stockholders approve the amendment to the 1997 Director Plan (if such amendment is approved) is greater than the exercise price of the options granted, the grants will result in a direct compensation expense to the Company in an amount equal to the excess of such fair market value over the exercise price.

        The following table sets forth plan benefits awarded by the Company pursuant to the amendment to (i) the named executive officers, (ii) all current executive officers as a group, (iii) all current directors who are not executive officers as a group and (iv) all employees, excluding all executive officers.

Plan Benefits Pursuant to Amendment
1997 Director Plan

Name	Dollar Value	Number of Options
Named Executive Officers:
Ben M. Brigham, Chief Executive Officer, President and Chairman of the Board		0
Eugene B. Shepherd, Jr., Chief Financial Officer		0
Jeffrey E. Larson, Senior Vice President—Exploration		0
David T. Brigham, Executive Vice President—Land and Administration		0
A. Lance Langford, Senior Vice President—Operations		0
Executive Officers as a Group		0
Directors Who are Not Executive Officers	$475,610	99,500
All Employees, Excluding Executive Officers		0

        The Board of Directors recommends that stockholders vote FOR the proposal to amend the 1997 Incentive Plan.

PROPOSAL FIVE
APPROVAL OF OPTIONS GRANTED TO NON-EMPLOYEE DIRECTORS

Reasons and Principal Effects of the Proposal

        In April 2003, the Company granted non-plan conditional stock options to purchase 100,000 shares of Common Stock to certain non-employee directors of the Company. The options are expressly made conditional upon the stockholders' approval and ratification of the grants. The primary purpose of the proposal is to allow the Company to retain and reward its non-employee directors who have had a significant effect on the success of the Company, by providing the non-employee directors elected prior to December 3, 2002 additional stock options to equal those of the non-employee directors elected on December 3, 2002.

        Although stockholder approval of the grant of the non-plan options is not required, the Board of Directors believes that it is appropriate to seek stockholder approval of this grant. If the stockholders fail to approve the grant, the Board will reconsider whether or not to re-grant the non-plan options.

Description of the Non-Plan Options

  Federal Income Tax Consequences

        The following summary relates to U.S. federal income tax consequences only and applies to U.S. citizens and foreign persons who are U.S. residents for U.S. federal income tax purposes. The U.S. federal income tax consequences associated with the grant of awards to nonresident aliens depends upon a number of factors, including whether such grant is considered to be U.S. source income and whether the provisions of any treaty are applicable. The acquisition, ownership or disposition of an award or shares acquired pursuant to an award also may have tax consequences under various state and foreign laws which may be applicable to certain participants. Since these tax consequences, as well as the federal income tax consequences described above, may vary from participant to participant depending upon the particular facts and circumstances involved, each participant should consult such participant's own tax advisor with respect to the federal income tax consequences of the grant or exercise of an award, and also with respect to any tax consequences under applicable state and foreign laws.

        Nonqualified Stock Options.    No income will be recognized by an optionee for federal income tax purposes upon the grant of a nonqualified stock option. Upon exercise of a nonqualified stock option, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price of such shares.

        Nonqualified stock options are designed to provide a deduction for the Company (subject to the deduction limitations described below) equal to the amount of ordinary income recognized by the optionee at the time of such recognition by the optionee.

        The basis of shares transferred to an optionee pursuant to exercise of a nonqualified stock option is the price paid for such shares plus an amount equal to any income recognized by the optionee as a result of the exercise of such option. If an optionee thereafter sells shares acquired upon exercise of a nonqualified stock option, the optionee will recognize long-term or short-term capital gain or loss (depending on the optionee's holding period with respect to such shares) equal to the difference between the amount realized on such sale and the basis of such shares.

        If an optionee uses already owned shares of Common Stock to pay the exercise price for shares under a nonqualified stock option, the number of shares received pursuant to the option that is equal to the number of shares delivered in payment of the exercise price will be considered received in a nontaxable exchange, and the fair market value of the remaining shares received by the optionee upon such exercise will be taxable to the optionee as ordinary income. If the already owned shares of Common Stock are not "statutory option stock" (which is defined in Section 424(c)(3)(B) of the Code to include any stock acquired through the exercise of an incentive stock option or an option granted pursuant to an employee stock purchase plan) or are statutory option stock with respect to which the applicable holding period referred to in Section 424(c)(3)(A) of the Code has been satisfied, the shares received pursuant to the exercise of the option will not be statutory option stock and the optionee's basis in the number of shares received in exchange for the shares delivered in payment of the exercise price will be equal to the basis of the shares delivered in payment. The basis of the remaining shares received upon such exercise will be equal to the fair market value of the shares. However, if such already owned shares of Common Stock are statutory option stock with respect to which the applicable holding period has not been satisfied, it is not presently clear whether such exercise will be considered a disqualifying disposition of the statutory option stock, whether the shares received upon such exercise will be statutory option stock or how the optionee's basis will be allocated among the shares received.

        Limitations on the Company's Compensation Deduction.    Section 162(m) of the Code limits the deduction that the Company may take for otherwise deductible compensation payable to certain executive officers of the Company to the extent that compensation paid to such officers for such year exceeds $1 million, unless such compensation is performance-based, is approved by the Company's stockholders and meets certain other criteria.

        Section 280G of the Code limits the deductibility of certain "parachute payments" to disqualified individuals by the Company. Generally, "parachute payments" consist of payments in the nature of compensation made in connection with a change in control of the Company. It is possible that any accelerated vesting or payment of awards that occurs upon a change in control of the Company could be a "parachute payment" subject to the deduction limitations of Section 280G of the Code. In addition, Section 4999 of the Code imposes a 20% nondeductible excise tax upon the disqualified individual receiving certain "parachute payments".

  Non-Plan Option Benefits

        The non-plan options to purchase 100,000 shares of Common Stock that are conditioned upon stockholder approval and ratification vest 20% annually on their anniversary date over five years and expire in September 2009. The options were granted with an exercise price of $3.83 per share. As of March 31, 2003, the market value of the Common Stock underlying the options was $4.73, the last reported sale price of the Common Stock on that day.

        If the fair market value of the 100,000 shares underlying the new conditional non-plan option grants on the date the stockholders approve and ratify the grants (if such grants are approved) is greater than the exercise price of the options granted, the grants will result in a direct compensation expense to the Company in an amount equal to the excess of such fair market value over the exercise price.

        The following table sets forth the non-plan options awarded to (i) the named executive officers, (ii) all current executive officers as a group, (iii) all current directors who are not executive officers as a group and (iv) all employees, excluding all executive officers.

Non-Plan Options

Name	Dollar Value	Number of Options
Named Executive Officers:		0
Ben M. Brigham, Chief Executive Officer, President and Chairman of the Board		0
Eugene B. Shepherd, Jr., Chief Financial Officer		0
Jeffrey E. Larson, Senior Vice President—Exploration		0
David T. Brigham, Executive Vice President—Land and Administration		0
A. Lance Langford, Senior Vice President—Operations		0
Executive Officers as a Group		0
Directors Who are Not Executive Officers	$383,000	100,000
All Employees, Excluding Executive Officers		0

        Unless stockholders specify otherwise in the proxy, proxies solicited by the Board of Directors will be voted by the persons named in the proxy at the Annual Meeting for the ratification of the non-plan options.

        The Board of Directors recommends that stockholders vote FOR the ratification of the grant of the non-plan stock options.

PROPOSAL SIX
AMENDMENT TO THE 1997 INCENTIVE PLAN

General

        The 1997 Incentive Plan (the "1997 Incentive Plan") was adopted by the Board of Directors of the Company and approved by the Company's stockholders prior to the initial public offering of the Company's Common Stock in 1997. Pursuant to a Unanimous Consent of Directors in lieu of Special Meeting of the Board of Directors of the Company dated April 9, 2003, the Board of Directors adopted a proposal to amend the 1997 Incentive Plan to increase the number of shares of Common Stock of the Company available for issuance under the 1997 Incentive Plan from (i) the lesser of 2,077,335 of the shares of Common Stock of the Company issued and outstanding at any time, or (ii) 13% of the total number of shares of Common Stock outstanding at any time to (i) the lesser of 4,387,500 or (ii) 15% of the total number of shares of Common Stock outstanding at any time. The proposal to amend the 1997 Incentive Plan is subject to stockholder approval.

  Reasons and Principal Effects of the Proposal

        As of December 31, 2002, there were outstanding employee stock options and restricted stock awards covering 2,162,804 shares of Common Stock of which 85,469 were contingent upon stockholder approval. No shares of Common Stock remained available for future awards under the 1997 Incentive Plan. In September 2002, the Company granted stock options covering the balance of the shares then available under the 1997 Incentive Plan and also granted conditional stock options to certain executive officers and employees of the Company. The conditional stock options awarded exceeded the availability on that date under the 1997 Incentive Plan by 85,469 shares and such options are expressly made conditional upon the stockholders' amendment to the 1997 Incentive Plan to authorize the shares necessary for those grants. The primary purpose of the proposal is to continue the 1997 Incentive Plan by increasing the aggregate number of shares of Common Stock that may be issued under the 1997 Incentive Plan, which will allow the Company to attract, retain and reward key employees who can have a significant effect on the success of the Company. The Company anticipates that it will desire to issue additional options or other rights to acquire shares of Common Stock to attract and retain personnel to facilitate the continued development and expansion of its business.

  Description of the 1997 Incentive Plan

        General.    Pursuant to the 1997 Incentive Plan, participants are eligible to receive awards consisting of (i) stock options, (ii) stock appreciation rights, (iii) stock, (iv) restricted stock, (v) cash, (vi) performance awards or (vii) any combination of the foregoing. Stock options may be either incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified stock options.

        Participants in the 1997 Incentive Plan are selected by such committee (the "Committee") of the Board of Directors as is designated by the Board to administer the 1997 Incentive Plan (currently, the Compensation Committee of the Board of Directors) from among those who hold positions of responsibility with the Company or its subsidiaries and whose performance, in the judgment of the Committee, can have a significant effect on the success of the Company and its subsidiaries.

        Administration.    Subject to the provisions of the 1997 Incentive Plan, the Committee is authorized to determine the type or types of awards made to each participant and the terms, conditions and limitations applicable to each award. The Committee reviews and considers the recommendations of the President of the Company. In addition, the Committee has the exclusive power to interpret the 1997 Incentive Plan and to adopt such rules and regulations as it may deem necessary or appropriate in keeping with the objectives of the 1997 Incentive Plan.

        Eligibility.    Key employees of the Company and its subsidiaries eligible for awards under the 1997 Incentive Plan are those who hold positions of responsibility and whose performance, in the judgment of the Committee, can have a significant effect on the success of the Company and its subsidiaries. "Subsidiaries" for purposes of the 1997 Incentive Plan means those corporations, partnerships, or other business entities in which the Company directly or indirectly owns 50% or more of the voting power or, in the case of partnerships or other noncorporate business entities, capital or profits interests.

        Awards.    The 1997 Incentive Plan provides for the grant of any or all of the following types of awards: (i) stock options, including incentive stock options, (ii) stock appreciation rights, (iii) stock awards, (iv) restricted stock, (v) cash awards, or (vi) performance awards. Such awards may be granted singly, in combination, or in tandem as determined by the Committee. The Committee determines the terms, conditions, and limitations applicable to awards made pursuant to the 1997 Incentive Plan, subject to the following requirements set forth in the 1997 Incentive Plan. The price at which shares of Common Stock may be purchased upon the exercise of any incentive stock option will be not less than the fair market value of the Common Stock on the date of grant, except that if the participant owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, the price at which shares of Common Stock may be purchased will not be less than 110 percent of the fair market value of the Common Stock on the date of grant. The price at which shares of Common Stock may be purchased upon the exercise of a nonqualified option will be an amount determined by the Committee, but not less than par value. A performance award will be paid, vested, or otherwise deliverable solely on account of the attainment of one or more pre-established objective performance goals established by the Committee. The maximum number of shares of Common Stock for which options and stock appreciation rights may be granted under the 1997 Incentive Plan to any one participant during a calendar year is 500,000.

        Rights to dividends or dividend equivalents may be extended to and made part of any award consisting of shares of Common Stock or units denominated in shares of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee also may establish rules and procedures for the crediting of interest on dividend equivalents for awards consisting of shares of Common Stock or units denominated in shares of Common Stock.

        Adjustments.    In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock reserved under the 1997 Incentive Plan, (ii) the number of shares of Common Stock covered by outstanding awards in the form of Common Stock or units denominated in Common Stock, (iii) the exercise or other price in respect of such awards and (iv) the appropriate fair market value and other price determinations for such awards will each be proportionately and equitably adjusted by the Board to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board will make appropriate and equitable adjustments to (i) the number of shares of Common Stock covered by awards in the form of Common Stock or units denominated in Common Stock, (ii) the exercise or other price in respect of such awards and (iii) the appropriate fair market value and other price determinations for such awards to give effect to such transaction; provided that such adjustments will only be such as are necessary to maintain the proportionate interest of the holders of the awards and preserve, without exceeding, the value of such awards. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board is authorized to issue or assume awards by means of substitution of new awards, as appropriate, for previously issued awards or to assume previously issued awards as part of such adjustment.

        Amendment and Termination.    The Board may amend, modify, suspend or terminate the 1997 Incentive Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that no amendment or alteration that would adversely affect the rights of any participant under any award previously granted to such participant may be made without the consent of such participant.

        Funding of 1997 Incentive Plan.    Insofar as it provides for awards of cash, Common Stock or rights thereto, the 1997 Incentive Plan is unfunded. Although bookkeeping accounts may be established with respect to participants who are entitled to cash, Common Stock or rights thereto under the 1997 Incentive Plan, any such accounts will be used merely as a bookkeeping convenience. The Company will not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor will the 1997 Incentive Plan be construed as providing for such segregation, nor shall the Company, the Board, the Committee or any officer or other employee of the Company be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under the 1997 Incentive Plan. Any liability or obligation of the Company to any participant with respect to an award of cash, Common Stock or rights thereto under the 1997 Incentive Plan will be based solely upon any contractual obligations that may be created by such plan and any award agreement, and no such liability or obligation of the Company will be deemed to be secured by any pledge or other encumbrance on any property of the Company. None of the Company, the Board, the Committee or any officer or other employee of the Company will be required to give any security or bond for the performance of any obligation that may be created by the 1997 Incentive Plan.

  Federal Income Tax Consequences

        The following summary relates to U.S. federal income tax consequences only and applies to U.S. citizens and foreign persons who are U.S. residents for U.S. federal income tax purposes. The U.S. federal income tax consequences associated with the grant of awards to nonresident aliens depends upon a number of factors, including whether such grant is considered to be U.S. source income and whether the provisions of any treaty are applicable. The acquisition, ownership or disposition of an award or shares acquired pursuant to an award also may have tax consequences under various state and foreign laws which may be applicable to certain participants. Since these tax consequences, as well as the federal income tax consequences described above, may vary from participant to participant depending upon the particular facts and circumstances involved, each participant should consult such participant's own tax advisor with respect to the federal income tax consequences of the grant or exercise of an award, and also with respect to any tax consequences under applicable state and foreign laws.

        The 1997 Incentive Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Code.

        Nonqualified Stock Options.    No income will be recognized by an optionee for federal income tax purposes upon the grant of a nonqualified stock option. Upon exercise of a nonqualified stock option, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price of such shares.

        Income recognized upon the exercise of nonqualified stock options by employees will be considered compensation subject to withholding at the time such income is recognized, and therefore, the Company or one of its affiliates must make the necessary arrangements with the optionee to ensure that the amount of the tax required to be withheld is available for payment. Nonqualified stock options are designed to provide a deduction for the Company (subject to the deduction limitations described below) equal to the amount of ordinary income recognized by the optionee at the time of such recognition by the optionee.

        The basis of shares transferred to an optionee pursuant to exercise of a nonqualified stock option is the price paid for such shares plus an amount equal to any income recognized by the optionee as a result of the exercise of such option. If an optionee thereafter sells shares acquired upon exercise of a nonqualified stock option, the optionee will recognize long-term or short-term capital gain or loss (depending on the optionee's holding period with respect to such shares) equal to the difference between the amount realized on such sale and the basis of such shares.

        If an optionee uses already owned shares of Common Stock to pay the exercise price for shares under a nonqualified stock option, the number of shares received pursuant to the option that is equal to the number of shares delivered in payment of the exercise price will be considered received in a nontaxable exchange, and the fair market value of the remaining shares received by the optionee upon such exercise will be taxable to the optionee as ordinary income. If the already owned shares of Common Stock are not "statutory option stock" (which is defined in Section 424(c)(3)(B) of the Code to include any stock acquired through the exercise of an incentive stock option or an option granted pursuant to an employee stock purchase plan) or are statutory option stock with respect to which the applicable holding period referred to in Section 424(c)(3)(A) of the Code has been satisfied, the shares received pursuant to the exercise of the option will not be statutory option stock and the optionee's basis in the number of shares received in exchange for the shares delivered in payment of the exercise price will be equal to the basis of the shares delivered in payment. The basis of the remaining shares received upon such exercise will be equal to the fair market value of the shares. However, if such already owned shares of Common Stock are statutory option stock with respect to which the applicable holding period has not been satisfied, it is not presently clear whether such exercise will be considered a disqualifying disposition of the statutory option stock, whether the shares received upon such exercise will be statutory option stock or how the optionee's basis will be allocated among the shares received.

        Incentive Stock Options.    No income will be recognized by an optionee for federal income tax purposes upon the grant or the exercise of an incentive stock option; provided, however, that to the extent that an incentive stock option is exercised more than three months (twelve months in the event of disability) from the date of termination of employment for any reason other than death, such incentive stock option will be taxed in the same manner described above for nonqualified stock options (rather than in the manner described herein for an incentive stock option). The basis of shares transferred to an optionee pursuant to the exercise of an incentive stock option is the price paid for such shares. If the optionee holds such shares for at least one year after transfer of the shares to the optionee and two years after the grant of the option, the optionee will recognize long-term or short- term capital gain or loss (depending on the optionee's holding period with respect to the shares) upon sale of the shares received upon such exercise equal to the difference between the amount realized on such sale and the basis of the shares. Generally, if the shares are not held for that period, the optionee will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the purchased shares on the date of exercise over the option price of such shares, or if less (and if the disposition is a transaction in which loss, if sustained, will be recognized), the gain on disposition. Any additional gain realized by the optionee upon such disposition will be a capital gain.

        The excess of the fair market value of shares on the date of the exercise of an incentive stock option over the option price for such shares is an item of adjustment for purposes of the alternative minimum tax.

        The Company is not entitled to a deduction upon the exercise of an incentive stock option by an optionee. If the optionee disposes of the shares of stock received pursuant to such exercise prior to the expiration of one year following transfer of the shares to the optionee or two years after grant of the option, however, the Company may (subject to the deduction limitations described below) deduct an amount equal to the ordinary income recognized by the optionee upon disposition of the shares at the time such income is recognized by the optionee.

        If an optionee uses already owned shares of Common Stock to pay the exercise price for shares under an incentive stock option, the resulting tax consequences will depend upon whether the already owned shares of Common Stock are "statutory option stock", and, if so, whether such statutory option stock has been held by the optionee for the applicable holding period referred to in Section 424(c)(3)(A) of the Code. In general, "statutory option stock" (as defined in Section 424(c)(3)(B) of the Code) is any stock acquired through the exercise of an incentive stock option or an option granted pursuant to an employee stock purchase plan. If the stock is statutory option stock with respect to which the applicable holding period has been satisfied, no income will be recognized by the optionee upon the transfer of such stock in payment of the exercise price of an incentive stock option. If the stock is not statutory option stock, no income will be recognized by the optionee upon the transfer of the stock unless the stock is not substantially vested within the meaning of the regulations under Section 83 of the Code (in which event it appears that the optionee will recognize ordinary income upon the transfer equal to the amount by which the fair market value of the transferred shares exceeds their basis). If the stock used to pay the exercise price of an incentive stock option is statutory option stock with respect to which the applicable holding period has not been satisfied, the transfer of such stock will be a disqualifying disposition described in Section 421(b) of the Code which will result in the recognition of ordinary income by the optionee in an amount equal to the excess of the fair market value of the statutory option stock at the time the option covering such stock was exercised over the option price of such stock. Under the present provisions of the Code, it is not clear whether all shares received upon the exercise of an incentive stock option with already owned shares will be statutory option stock or how the optionee's basis will be allocated among such shares.

        Stock Appreciation Rights.    A recipient of stock appreciation rights ("SARs") will not recognize income for federal income tax purposes upon the grant of SARs. Generally, when SARs are exercised, the recipient will recognize ordinary income subject to withholding on the date of exercise in an amount equal to the cash (if any) and the fair market value of the shares transferred to him or her, without limitation, pursuant to SARs. The Company will be allowed a deduction (subject to the deduction limitations described below) equal to the amount of ordinary income recognized by the recipient due to the exercise of SARs at the time of such recognition by the recipient.

        The basis of any shares of Common Stock transferred to a recipient pursuant to the exercise of an SAR is equal to the amount the recipient is required to include in income as discussed above. If a recipient sells shares acquired upon exercise of SARs, the recipient will recognize long-term or short-term capital gain or loss (depending on the recipient's holding period with respect to such shares) equal to the difference between the amount realized on such sale and the basis of such shares.

        Stock Awards and Restricted Stock.    If an award of stock is not subject to restrictions or if the restrictions imposed upon an award of restricted stock under the 1997 Incentive Plan are not of a nature that such shares are both subject to a substantial risk of forfeiture and not freely transferable, within the meaning of Section 83 of the Code, the recipient of such an award will recognize ordinary income for federal income tax purposes at the time of the award in an amount equal to the fair market value of the shares of restricted stock on the date of the award, less any amount paid therefor. The Company will be entitled to a deduction at such time (subject to the deduction limitations described below) in an amount equal to the amount the recipient is required to include in income with respect to the shares.

        If the restrictions placed upon an award of restricted stock under the 1997 Incentive Plan are of a nature that such shares are both subject to a substantial risk of forfeiture and are not freely transferable within the meaning of Section 83 of the Code, the recipient of such award will not recognize income for federal income tax purposes at the time of the award unless such recipient affirmatively elects to include the fair market value of the shares of restricted stock on the date of the award, less any amount paid therefor, in gross income for the year of the award pursuant to Section 83(b) of the Code. In the absence of such an election, the recipient will be required to include in income for federal income tax purposes, in the year in which the shares either become freely transferable or are no longer subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code, the fair market value of the shares of restricted stock on such date plus the amount of any retained distributions related to such shares, less any amount paid therefor. The Company will be entitled to a deduction at such time (subject to the deduction limitations described below) in an amount equal to the amount the recipient is required to include in income with respect to the shares.

        If a Section 83(b) election is made within 30 days after the date the restricted stock is received, the participant will recognize an amount of ordinary income at the time of the receipt of the restricted stock and the Company will be entitled to a corresponding deduction (subject to the deduction limitations described below) equal to the fair market value (determined without regard to applicable restrictions) of the shares at such time less the amount paid, if any, by the participant for the restricted stock. If a Section 83(b) election is made, no additional income will be recognized by the participant upon the lapse of restrictions on the restricted stock, but, if the restricted stock is subsequently forfeited, the participant may not deduct the income that was recognized pursuant to the Section 83(b) election at the time of the receipt of the restricted stock. Dividends paid to a participant holding restricted stock before the expiration of the restriction period will be additional compensation taxable as ordinary income to the participant, unless the participant made an election under Section 83(b). If the participant has made a Section 83(b) election, the dividends will be dividend income, rather than additional compensation, to the participant. Subject to the deduction limitations described below, the Company generally will be entitled to a corresponding tax deduction equal to the dividends includable in the participant's income as compensation.

        Cash Awards.    An individual who receives a cash award will recognize ordinary income subject to withholding for federal income tax purposes at the time the cash is received (or, if earlier, the date the cash is made available to the individual). The Company will be entitled to a deduction for the amount of the cash award at such time, subject to the deduction limitations described below.

        Dividend Equivalents.    There will be no federal income tax consequences to either the participant or the Company upon the grant of dividend equivalents. Generally, unless stock received pursuant to a dividend equivalent is restricted in a manner that it is both subject to a substantial risk of forfeiture and not freely transferable, the participant will recognize ordinary income upon the receipt of payment pursuant to dividend equivalents in an amount equal to the fair market value of the Common Stock and the aggregate amount of cash received. Subject to the deduction limitations described below, the Company generally will be entitled to a corresponding tax deduction equal to the amount includable in the participant's income. If stock received pursuant to a dividend equivalent is restricted in a manner that it is both subject to a substantial risk of forfeiture and is not freely transferable, the participant's and the Company's tax consequences will be similar to the rules described above for restricted stock.

        Limitations on the Company's Compensation Deduction.    Section 162(m) of the Code limits the deduction that the Company may take for otherwise deductible compensation payable to certain executive officers of the Company to the extent that compensation paid to such officers for such year exceeds $1 million, unless such compensation is performance-based, is approved by the Company's stockholders and meets certain other criteria. Although awards made under the 1997 Incentive Plan are intended to qualify for this deduction, there is no assurance they will satisfy such requirement. Accordingly, the Company may be limited by Section 162(m) of the Code in the amount of deductions it would otherwise be entitled to take (as described in the foregoing summary) with respect to such awards.

        Section 280G of the Code limits the deductibility of certain "parachute payments" to disqualified individuals by the Company. Generally, "parachute payments" consist of payments in the nature of compensation made in connection with a change in control of the Company. It is possible that any accelerated vesting or payment of awards that occurs upon a change in control of the Company could be a "parachute payment" subject to the deduction limitations of Section 280G of the Code. In addition, Section 4999 of the Code imposes a 20% nondeductible excise tax upon the disqualified individual receiving certain "parachute payments".

  1997 Incentive Plan Benefits Pursuant to Amendment

        In September 2002, the Compensation Committee awarded stock options to purchase 130,000 shares of Common Stock to certain employees of the Company, which consisted of options to purchase 44,531 shares that remained available under the 1997 Incentive Plan and options to purchase 85,469 shares that are conditioned upon the proposed amendment to the 1997 Incentive Plan. The options have vest 20% annually on their anniversary date over the next five years and expire in seven years. The options are designed to provide the Company a tax deduction equal to the amount of ordinary income recognized by the optionee. The options were granted with an exercise price of $3.405 per share, the last reported sale price of the Common Stock on the date the options were granted. As of March 31, 2003, the market value of the Common Stock underlying the options was $4.73, the last reported sale price of the Common Stock on that day.

        If the fair market value of the 85,469 shares underlying the new conditional option grants on the date the stockholders approve the amendment to the 1997 Incentive Plan (if such amendment is approved) is greater than the exercise price of the options granted, the grants will result in a direct compensation expense to the Company in an amount equal to the excess of such fair market value over the exercise price.

        The following table sets forth plan benefits awarded by the Compensation Committee pursuant to the amendment to (i) the named executive officers, (ii) all current executive officers as a group, (iii) all current directors who are not executive officers as a group and (iv) all employees, excluding all executive officers.

Plan Benefits Pursuant to Amendment
1997 Incentive Plan

Name	Dollar Value	Number of Options
Named Executive Officers:
Ben M. Brigham, Chief Executive Officer, President and Chairman of the Board
Eugene B. Shepherd, Jr., Chief Financial Officer
Jeffrey E. Larson, Senior Vice President—Exploration
David T. Brigham, Executive Vice President—Land and Administration
A. Lance Langford, Senior Vice President—Operations
Executive Officers as a Group		—
Directors Who are Not Executive Officers		—
All Employees, Excluding Executive Officers	$291,022	85,469

        The Board of Directors recommends that stockholders vote FOR the proposal to amend the 1997 Incentive Plan.

OTHER MATTERS

        The Board of Directors of the Company does not intend to present any other matters at the meeting and knows of no other matters which will be presented. However, if any other matters come before the meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their judgment on such matters.

Stockholder Proposals

        It is contemplated that the Annual Meeting of Stockholders of the Company in 2004 will take place during the fourth week of May 2004. Stockholder proposals for inclusion in the Company's proxy materials for the Annual Meeting of Stockholders in 2004 must be received at the Company's principal executive office in Austin, Texas, addressed to the Secretary of the Company, not later than December 31, 2003.

        With respect to stockholder proposals which are not intended to be included in the Company's proxy materials, the bylaws of the Company provide that notice of any such stockholder proposal nominating persons for election to the Board of Directors of the Company must be received at the Company's principal executive office not later than 90 days prior to the annual meeting; and all other stockholder proposals must be received not less than 60 nor more than 120 days prior to the meeting.

Form 10-K Annual Report

        The Company will provide without charge to each person from whom a proxy is solicited by this proxy statement, upon the written request of any such person, a copy of the Company's annual report on Form 10-K, including the financial statements and the schedules thereto, required to be filed with the Securities and Exchange Commission pursuant to Section 13(a)-1 under the 1934 Act for the Company's most recent fiscal year. Requests should be directed to Investor Relations, Brigham Exploration Company, 6300 Bridge Point Parkway, Building Two, Suite 500, Austin, Texas 78730.

By Order of the Board of Directors
/s/ Warren J. Ludlow Warren J. Ludlow Secretary
May 2, 2003 Austin, Texas

Appendix A

BRIGHAM EXPLORATION COMPANY

1997 DIRECTOR STOCK OPTION PLAN

(as amended on April 9, 2003)

I. PURPOSE

        It is the purpose of the Plan to promote the interests of the Company and its stockholders by attracting and retaining qualified directors by giving them the opportunity to acquire a proprietary interest in the Company and an increased personal interest in its continued success and progress. The Options granted hereunder shall not be qualified as "incentive stock options" within the meaning of Section 422(b) of the Code.

II. DEFINITIONS

        As used herein the following terms have the following meanings:

        (a)   "Board" means the Board of Directors of the Company.

        (b)   "Chairman of the Board" means the director elected to the position of Chairman of the Board by the Board.

        (c)   "Code" means the Internal Revenue Code of 1986, as amended.

        (d)   "Common Stock" means the $.01 par value Common Stock of the Company.

        (e)   "Company" means Brigham Exploration Company, a Delaware corporation.

        (f)    "Effective Date" means March 4, 1997, which shall be the date on which the Plan shall be effective.

        (g)   "Eligible Director" means an individual who (i) is on the Effective Date, or thereafter becomes, a member of the Board, (ii) is neither an employee nor an officer of the Company or any direct or indirect majority-owned subsidiary of the Company and (C) has not elected to decline to participate in the Plan pursuant to the following sentence. A director otherwise eligible to participate in the Plan may make an irrevocable, one-time election, by written notice to the Company within ten days after his or her initial election to the Board, or, in the case of the directors in office on the Effective Date, within ten days prior to the Effective Date, to decline to participate in the Plan. For purposes of the Plan, "employee" shall mean an individual whose wages are subject to the withholding of federal income tax under Section 3402 of the Code, and "officer" shall mean an individual elected or appointed by the Board or the board of directors of the subsidiary, as the case may be, or chosen in such other manner as may be prescribed in the bylaws of the Company or the subsidiary, to serve as such.

        (h)   "Fair Market Value" of a share of Common Stock means, as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the mean between the highest and lowest sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if shares of Common Stock are not so listed but are quoted on the Nasdaq National Market, the mean between the highest and lowest sales price per share of Common Stock reported by the Nasdaq National Market on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (iii) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by the Nasdaq National Market, or, if not reported by the

Nasdaq National Market, by the National Quotation Bureau Incorporated or (iv) if shares of Common Stock are not publicly traded, the most recent value determined in good faith by the Board for such purpose.

        (i)    "Holder" means an Eligible Director to whom an Option has been granted under the Plan.

        (j)    "Initial Options" means those options granted to each Eligible Director who becomes a member of the Board automatically on the date of his or her initial election as a director of the Company.

        (k)   "Option" means any option to purchase shares of Common Stock granted pursuant to the provisions of the Plan, including Initial Options and Subsequent Options.

        (l)    "Plan" means this Brigham Exploration Company 1997 Director Stock Option Plan.

        (m)  "Subsequent Options" means those options granted automatically as of December 31 of each year to each Eligible Director who is serving the Company as a director on such date beginning December 31, 1997.

III. ADMINISTRATION

        The Plan shall be administered by the Board. The Board shall have no authority, discretion or power to select the participants who will receive Options, to set the number of shares to be covered by any Option, to set the exercise price of any Option or to set the period within which Options may be exercised, or to alter any other terms or conditions specified herein, except in the sense of administering the Plan subject to the express provisions of the Plan and except in accordance with Section 6.02 hereof. Subject to the foregoing limitations, the Board shall have authority and power to adopt such rules and regulations and to take such action as it shall consider necessary or advisable for the administration of the Plan, and to construe, interpret and administer the Plan. The decisions of the Board relating to the Plan shall be final and binding upon the Company, the Holders and all other persons. No member of the Board shall incur any liability by reason of any action or determination made in good faith with respect to the Plan or any stock option agreement entered into pursuant to the Plan.

IV. OPTIONS

        4.01    Participation.    Each Eligible Director who does not elect to decline to participate in the Plan pursuant to paragraph (g) of Article II hereof shall be granted an Option to purchase Common Stock under the Plan on the terms and conditions herein described.

        4.02    Terms and Conditions of Options; Stock Option Agreements.    Each Option granted under the Plan shall be evidenced by a written stock option agreement entered into by the Company and the Holder to whom the Option is granted, which agreement shall include, incorporate or conform to the following terms and conditions, and such other terms and conditions not inconsistent therewith or with the terms and conditions of the Plan as the Board considers appropriate in each case:

        (a)   Option Grant Dates. An Option shall be granted (i) to each Eligible Director who becomes a member of the Board after the Effective Date automatically on the date of his or her initial election as a director of the Company (an "Initial Option"), provided that such person does not elect to decline to participate in the Plan pursuant to paragraph (g) of Article II hereof, and (ii) automatically as of December 31 of each year to each Eligible Director who is serving the Company as a director on such date, beginning December 31, 1997 (a "Subsequent Option"). The date of grant of an Option pursuant to the Plan shall be referred to hereinafter as the "Grant Date" of such Option.

        (b)   Number of Shares. Each Initial Option shall entitle the Holder to purchase, in accordance with the terms of such Option and the Plan, 1,000 shares of Common Stock, subject to adjustment in

2

accordance with Section 5.02 hereof. Each Subsequent Option shall entitle the Holder to purchase, in accordance with the terms of such Option and the Plan, 500 shares of Common Stock, subject to adjustment in accordance with Section 5.02 hereof. If, on the Grant Date of any Option, fewer shares of Common Stock remain available for grant than are necessary to permit the grant of Options to each person entitled to receive an Option on such date in accordance with the provisions of this Section 4.02, then (i) first, an Option covering an equal number of whole shares of Common Stock, up to 1,000 shares, shall be granted on such date to each Eligible Director who is to receive an Initial Option and (ii) thereafter, Options shall be granted to the remaining Eligible Directors then serving covering an equal number of whole shares of Common Stock and all such Options shall cover, in the aggregate, all remaining shares of Common Stock then available for grant under the Plan (or such smaller number as may be necessary to permit each such Option to cover an equal number of whole shares of Common Stock).

        (c)   Price. The price at which each share of Common Stock covered by an Option may be purchased pursuant to the Plan shall be the Fair Market Value of a share of Common Stock on the Grant Date of the Option.

        (d)   Option Period. Each option shall become exercisable in five equal annual installments on each of the first five anniversaries of such option's "Grant Date." The period within which each Option may be exercised shall expire on the seventh anniversary of such Grant Date (the "Option Period"), unless terminated sooner pursuant to Section 4.02(e) hereof.

        (e)   Termination of Service, Death, Etc. The following provisions shall apply with respect to the exercise of an Option granted hereunder in the event that the Holder thereof ceases to be a director of the Company for the reasons described in this Section 4.02(e):

            (i)  If the directorship of the Holder is terminated within the Option Period on account of any act of (a) fraud or intentional misrepresentation or (b) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any direct or indirect majority-owned subsidiary of the Company, the Option shall automatically terminate as of the date of such termination;

           (ii)  If the Holder dies during the Option Period while such Holder is a director of the Company (or during the additional three-month period provided by paragraph (iii) of this Section 4.02(e)), the Option may be exercised, to the extent that the Holder was entitled to exercise it at the date of the Holder's death, within one year after such death (if within the Option Period), but not thereafter, by the executor or administrator of the estate of the Holder, or by the person or persons who shall have acquired the Option directly from the Holder by bequest or inheritance; or

          (iii)  If the directorship of the Holder is terminated for any reason (other than the circumstances specified in paragraphs (i) and (ii) of this Section 4.02(e)) within the Option Period, including a failure by the stockholders of the Company to reelect the Holder as a director, the Option may be exercised, to the extent the Holder was entitled to do so at the date of termination of the directorship, within three months after such termination (if within the Option Period), but not thereafter.

        (f)    Transferability. An Option granted under the Plan shall not be transferable by the Holder, otherwise than by will or pursuant to the laws of descent and distribution or with the consent of the Board, and during the lifetime of the Holder the Option shall be exercisable only by the Holder or his or her guardian or legal representative or by transferees of the Holders in such circumstances as the Board may approve.

        (g)   Requirement of Directorship. Except as provided in Section 4.02(e) hereof, an Option may not be exercised unless the Holder is at the time of exercise serving as a director of the Company, and,

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except as provided in Section 4.02(e) hereof, such Option shall terminate upon termination of the Holder's service as a director of the Company.

        (h)   Exercise, Payments, Etc. Each Option granted hereunder may be exercised, in whole or in part, by the Holder thereof at any time or (with respect to partial exercises) from time to time during the Option Period, subject to the provisions of the Plan and the stock option agreement evidencing such Option, and the method for exercising an Option shall be by the personal delivery to the Secretary of the Company of, or by the sending by United States registered or certified mail, postage prepaid, addressed to the Company (to the attention of its Secretary), of, written notice signed by the Holder specifying the number of shares of Common Stock with respect to which such Option is being exercised. Such notice shall be accompanied by the full amount of the purchase price of such shares, in cash and/or by delivery of shares of Common Stock already owned by the Holder having an aggregate Fair Market Value (determined as of the date of exercise) equal to the purchase price, including an actual or deemed multiple series of exchanges of such shares. Any such notice shall be deemed to have been given on the date of receipt thereof (in the case of personal delivery as above-stated) or on the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as above-stated. In addition to the foregoing, promptly after demand by the Company, the exercising Holder shall pay to the Company an amount equal to applicable withholding taxes, if any, due in connection with such exercise. No shares of Common Stock shall be issued upon exercise of an Option until full payment therefor and for all applicable withholding taxes has been made, and a Holder shall have none of the rights of a shareholder until shares of Common Stock are issued to such Holder.

V. AUTHORIZED COMMON STOCK

        5.01    Common Stock.    The total number of shares as to which Options may be granted pursuant to the Plan shall be 430,000 shares of Common Stock, in the aggregate, except as such number of shares shall be adjusted from and after the Effective Date in accordance with the provisions of Section 5.02 hereof. If any outstanding Option under the Plan shall expire or be terminated for any reason, the shares of Common Stock allocable to the unexercised portion of such Option shall again be available for grant under the Plan.

        5.02    Adjustments Upon Changes in Common Stock.    In the event the Company shall effect a split of the Common Stock or a dividend payable in Common Stock, or in the event the outstanding Common Stock shall be combined into a smaller number of shares, the maximum number of shares as to which Options may be granted under the Plan shall be increased or decreased proportionately. In the event that before delivery by the Company of all the shares of Common Stock in respect of which any Option has been granted under the Plan, the Company shall have effected such a split, dividend or combination, the shares still subject to the Option shall be increased or decreased proportionately and the purchase price per share shall be increased or decreased proportionately so that the aggregate purchase price for all the then optioned shares shall remain the same as immediately prior to such split, dividend or combination.

        In the event of a reclassification of the Common Stock not covered by the foregoing, or in the event of a liquidation or reorganization, including a merger, consolidation or sale of assets, the Board shall make such adjustments, if any, as it may deem appropriate in the number, purchase price and kind of shares covered by the unexercised portions of Options theretofore granted under the Plan. The provisions of this Section 5.02 shall only be applicable if, and only to the extent that, the application thereof does not conflict with any valid governmental statute, regulation or rule.

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VI. GENERAL PROVISIONS

        6.01    Termination of Plan.    The Plan shall terminate whenever (whether before or after the Effective Date) the Board adopts a resolution to that effect. If not sooner terminated in accordance with the preceding sentence, the Plan shall wholly cease and expire on the tenth anniversary of the Effective Date. After termination of the Plan, no Options shall be granted under the Plan, but the Company shall continue to recognize, and perform its obligations with respect to, any Options previously granted.

        6.02    Amendment of Plan.    The Board may from time to time (whether before, on or after the Effective Date) amend, modify or suspend the Plan. Nevertheless, (a) no such amendment, modification or suspension shall impair any Options theretofore granted under the Plan or deprive any Holder of any shares of Common Stock which such Holder might have acquired through or as a result of the Plan, and (b) after the stockholders of the Company have approved and adopted the Plan in accordance with Section 6.04 hereof, no such amendment or modification shall be made without the approval of the holders of the outstanding shares of capital stock of the Company entitled to vote in the election of directors generally where such amendment or modification would (i) increase the total number of shares of Common Stock as to which Options may be granted under the Plan or decrease the exercise price at which Options may be granted under the Plan (other than as provided in Section 5.02 hereof), (ii) materially alter the class of persons eligible to be granted Options under the Plan, (iii) materially increase the benefits accruing to Holders under the Plan or (iv) extend the term of the Plan or the Option Period specified in Section 4.02(d) hereof.

        Notwithstanding the foregoing, the provisions of the Plan relating to (a) the number of shares of Common Stock covered by, and the exercise price of, Options granted under the Plan, (b) the timing of grants of Options under the Plan and (c) the class of persons eligible to be granted Options under the Plan shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

        6.03    Treatment of Proceeds.    Proceeds from the sale of Common Stock pursuant to Options granted under the Plan shall constitute general funds of the Company.

        6.04    Effectiveness.    The Plan shall become effective as of the Effective Date, subject to and upon the receipt of shareholder approval by the affirmative votes of the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote at a meeting of stockholders duly held in accordance with the applicable laws of the State of Delaware.

        6.05    Section Headings.    The section headings included herein are only for convenience, and they shall have no effect on the interpretation of the Plan.

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Appendix B

1997 INCENTIVE PLAN

of

BRIGHAM EXPLORATION COMPANY
(As Amended on April 9, 2003)

        1.    Plan.    This 1997 Incentive Plan of Brigham Exploration Company (the "Plan") was adopted by the Board of Directors of Brigham Exploration Company (the "Company") to reward certain key employees of the Company and its consolidated subsidiaries by enabling them to acquire shares of Common Stock, par value $.01 per share, of the Company and/or to be compensated for individual performances.

        2.    Objectives.    The Plan is designed to attract and retain key employees of the Company and its Subsidiaries (as hereinafter defined), to encourage the sense of proprietorship of such employees and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries. These objectives are to be accomplished by making Awards (as hereinafter defined) under this Plan and thereby providing Participants (as hereinafter defined) with a proprietary interest in the growth and performance of the Company and its Subsidiaries.

        3.    Definitions.    As used herein, the terms set forth below shall have the following respective meanings:

        "Authorized Officer" means the Chairman of the Board or the Chief Executive Officer of the Company (or any other senior officer of the Company to whom either of them shall delegate the authority to execute any Award Agreement).

        "Award" means the grant of any Option, SAR, Stock Award, Cash Award or Performance Award, whether granted singly, in combination or in tandem, to a Participant pursuant to such applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

        "Award Agreement" means a written agreement between the Company and a Participant setting forth the terms, conditions and limitations applicable to an Award.

        "Board" means the Board of Directors of the Company.

        "Cash Award" means an award denominated in cash.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time.

        "Committee" means such committee of the Board as is designated by the Board to administer the Plan.

        "Common Stock" means the Common Stock, par value $.01 per share, of the Company.

        "Company" means Brigham Exploration Company, a Delaware corporation.

        "Dividend Equivalents" means, with respect to shares of Restricted Stock that are to be issued at the end of the Restriction Period, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to stockholders of record during the Restriction Period on a like number of shares of Common Stock.

        "Effective Date" has the meaning set forth in paragraph 18 hereof.

        "Employee" means an employee of the Company or any of its Subsidiaries.

        "Fair Market Value" of a share of Common Stock means, as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the mean between the highest and lowest sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if shares of Common Stock are not so listed but are quoted on the Nasdaq National Market, the mean between the highest and lowest sales price per share of Common Stock reported by the Nasdaq National Market on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (iii) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by the Nasdaq National Market, or, if not reported by the Nasdaq National Market, by the National Quotation Bureau Incorporated or (iv) if shares of Common Stock are not publicly traded, the most recent value determined in good faith by the Committee for such purpose.

        "Incentive Option" means an Option that is intended to comply with the requirements set forth in Section 422 of the Code.

        "Nonqualified Stock Option" means an Option that is not an Incentive Option.

        "Option" means a right to purchase a specified number of shares of Common Stock at a specified price.

        "Participant" means an Employee to whom an Award has been made under this Plan.

        "Performance Award" means an award made pursuant to this Plan to a Participant that is subject to the attainment of one or more Performance Goals.

        "Performance Goal" means a standard established by the Committee to determine in whole or in part whether a Performance Award shall be earned.

        "Restricted Stock" means any Common Stock that is restricted or subject to forfeiture provisions.

        "Restriction Period" means a period of time beginning as of the date upon which an Award of Restricted Stock is made pursuant to this Plan and ending as of the date upon which the Common Stock subject to such Award is no longer restricted or subject to forfeiture provisions.

        "SAR" means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified strike price, in each case, as determined by the Committee.

        "Stock Award" means an award in the form of shares of Common Stock or units denominated in shares of Common Stock.

        "Subsidiary" means (i) in the case of a corporation, any corporation in which the Company directly or indirectly owns shares representing more than 50% of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns more than 50% of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

        4.    Eligibility.    Key Employees eligible for Awards under this Plan are those who hold positions of responsibility and whose performance, in the judgment of the Committee, can have a significant effect on the success of the Company and its Subsidiaries.

        5.    Common Stock Available for Awards.    Subject to the provisions of paragraph 14 hereof, there shall be available for Awards under this Plan granted wholly or partly in Common Stock (including

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rights or options that may be exercised for or settled in Common Stock) an aggregate number of shares of Common Stock equal to the lesser of (a) 4,387,500 or (ii) 15% percent of the total number of shares of Common Stock outstanding from time to time. The number of shares of Common Stock that are the subject of Awards under this Plan, that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered by an Award are not issued to a Participant or are exchanged for Awards that do not involve Common Stock, shall again immediately become available for Awards hereunder. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards

        6.    Administration.

          (a)   This Plan shall be administered by the Committee.

          (b)   Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restrictions or other provision of this Plan or an Award or otherwise amend or modify an Award in any manner that is either (i) not adverse to the Participant to whom such Award was granted or (ii) consented to by such Participant. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

          (c)   No member of the Committee or officer of the Company shall be liable for anything done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

        7.    Delegation of Authority.    The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish.

        8.    Awards.    The Committee shall determine the type or types of Awards to be made under this Plan and shall designate from time to time the Employees who are to be the recipients of such Awards. The Committee shall review and consider the recommendations of the President of the Company as to such Awards. Awards shall become effective only upon and after approval by the Committee. Each Award may be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and shall be signed by the Participant to whom the Award is made and by an Authorized Officer for and on behalf of the Company. Awards may consist of those listed in this paragraph 8 hereof and may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. Any provision of this Plan to the

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contrary notwithstanding, the maximum number of shares of Common Stock for which Options and SARs may be granted under the Plan to any one Employee during a calendar year is 500,000. An Award may provide for the grant or issuance of additional, replacement or alternative Awards upon the occurrence of specified events, including the exercise of the original Award granted to a Participant. All or part of an Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates and other comparable measurements of performance. Upon the termination of employment by a Participant, any unexercised, deferred, unvested or unpaid Awards shall be treated as set forth in the applicable Award Agreement.

          (a)   Stock Option. An Award may be in the form of an Option. An Option awarded pursuant to this Plan may consist of an Incentive Option or a Nonqualified Option. The price at which shares of Common Stock may be purchased upon the exercise of any Incentive Option shall be not less than the Fair Market Value of the Common Stock on the date of grant, except that with respect to Incentive Options granted to any Participant who at the time of such grant owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, the exercise price shall be not less than 110 percent of the Fair Market Value of the Common Stock on the date of grant and such Incentive Option must not be exercisable after the expiration of five years from the date such option is granted. The price at which shares of Common Stock may be purchased upon the exercise of a Nonqualified Option shall be such amount as shall be determined by the Committee, but not less than the par value of the Common Stock on the date of grant. The maximum number of shares of Common Stock with respect to which any Option may be granted to an Employee hereunder is the number of shares available for Awards, pursuant to paragraph 5 hereof, at the time such Option is granted. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded pursuant to this Plan, including the term of any Options and the date or dates upon which they become exercisable, shall be determined by the Committee.

          (b)   Stock Appreciation Right. An Award may be in the form of an SAR. The terms, conditions and limitations applicable to any SARs awarded pursuant to this Plan, including the term of any SARs and the date or dates upon which they become exercisable, shall be determined by the Committee.

          (c)   Stock Award. An Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Awards granted pursuant to this Plan shall be determined by the Committee.

          (d)   Cash Award. An Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Awards granted pursuant to this Plan shall be determined by the Committee.

          (e)   Performance Award. Without limiting the type or number of Awards that may be made under the other provisions of this Plan, an Award may be in the form of a Performance Award. A Performance Award shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee.

        9.    Payment of Awards.

          (a)   General. Payment of Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. If payment of an Award is made in the form of Restricted Stock, the Award Agreement relating to

4

  such shares shall specify whether they are to be issued at the beginning or end of the Restriction Period. In the event that shares of Restricted Stock are to be issued at the beginning of the Restriction Period, the certificates evidencing such shares (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. In the event that shares of Restricted Stock are to be issued at the end of the Restriction Period, the right to receive such shares shall be evidenced by book entry registration or in such other manner as the Committee may determine.

          (b)   Dividends and Interest. Rights to dividends or Dividend Equivalents may be extended to and made part of any Award consisting of shares of Common Stock or units denominated in shares of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and Dividend Equivalents for Awards consisting of shares of Common Stock or units denominated in shares of Common Stock.

          (c)   Substitution of Awards. At the discretion of the Committee, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type.

        10.    Stock Option Exercise.    The price at which shares of Common Stock may be purchased under an Option shall be paid in full at the time of exercise in cash or, if elected by the optionee and to the extent permitted by the optionee's Award Agreement, the optionee may purchase such shares by means of tendering Common Stock or surrendering another Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for Participants to tender Common Stock or other Awards. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award. Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of an Option, a number of the shares issued upon the exercise of the Option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee. In addition, the Committee, at its sole discretion, may provide for loans, on either a short-term or demand basis, from the Company to a Participant to permit the payment of the exercise price of an Option.

        11.    Tax Withholding.    The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes, including, withholding from other amounts payable to or with respect to the Participant by the Company. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made. The Committee may provide for loans, on either a short-term or demand basis, from the Company to a Participant to permit the payment of taxes required by law.

        12.    Amendment, Modification, Suspension or Termination.    The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant.

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        13.    Assignability.    The Committee may prescribe and include in applicable Award Agreements restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of the terms in an Award Agreement pursuant to this paragraph 13 shall be null and void.

        14.    Adjustments.

          (a)   The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

          (b)   In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock reserved under this Plan, (ii) the number of shares of Common Stock covered by outstanding Awards in the form of Common Stock or units denominated in Common Stock, (iii) the exercise or other price in respect of such Awards and (iv) the appropriate Fair Market Value and other price determinations for such Awards shall each be proportionately and equitably adjusted by the Board to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board shall make appropriate and equatable adjustments to (i) the number of shares of Common Stock covered by Awards in the form of Common Stock or units denominated in Common Stock, (ii) the exercise or other price in respect of such Awards and (iii) the appropriate Fair Market Value and other price determinations for such Awards, to give effect to such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without exceeding, the value of such Awards. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall be authorized to issue or assume Awards by means of substitution of new Awards, as appropriate, for previously issued Awards or to assume previously issued Awards as part of such adjustment.

        15.    Restrictions.    No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

        16.    Unfunded Plan.    Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor

6

shall this Plan be construed as providing for such segregation, nor shall the Company, the Board, the Committee or any officer or other employee of the Company be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. None of the Company, the Board, the Committee or any other officer or other employee of the Company shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

        17.    Governing Law.    This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware.

        18.    Effectiveness.    This Plan shall be effective as of February 26, 1997, (the "Effective Date"), the date on which it was approved by the Board of Directors of the Company. Notwithstanding the foregoing, the ability of the Company to issue any Incentive Options under this Plan is expressly conditioned upon the approval of the Plan by the holders of a majority of shares of Common Stock before the first anniversary of the Effective Date. If the Stockholders of the Company should fail to so approve this Plan prior to such date, the Company's ability to issue Incentive Options under this Plan shall terminate and cease to be of any further force or effect and any and all grants of Incentive Options hereunder shall be null and void.

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BRIGHAM EXPLORATION COMPANY
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
MAY 28, 2003

        The undersigned hereby appoints Ben M. Brigham and Warren J. Ludlow, or any of them, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Brigham Exploration Company to be held at 1:00 p.m. C.S.T. on May 28, 2003 at the Company's offices at 6300 Bridge Point Parkway, Building Two, Suite 500, Austin, Texas, 78730 and at any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting.

        The Board of Directors recommends that you vote

        FOR the election of all nominees for election to the Board of Directors and

FOR Proposal 2, FOR Proposal 3, FOR Proposal 4, FOR Proposal 5 and FOR Proposal Six.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BRIGHAM EXPLORATION COMPANY. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR ELECTION AND FOR PROPOSAL 2, FOR PROPOSAL 3, FOR PROPOSAL 4, FOR PROPOSAL 5 AND FOR PROPOSAL 6. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission and by applicable state laws.

        (Continued, and to be marked, dated and signed, on the other side)

1.	ELECTION OF DIRECTORS.				Nominees:
	[ ]	FOR all nominees listed at right (except as indicated to the contrary)	[ ]	WITHHOLD AUTHORITY to vote for all nominees listed	Ben M. Brigham David T. Brigham Harold D. Carter Stephen C. Hurley Stephen P. Reynolds Hobart A. Smith Steven A. Webster R. Graham Whaling
INSTRUCTION: (To withhold authority to vote for any individual nominee, write that nominee's name on the line below.)

2.
Approval of the appointment of PricewaterhouseCoopers LLP as the Company's Auditors for the fiscal year ending December 31, 2003.
☐ FOR	☐ AGAINST	☐ ABSTAIN
3.
Approval of the anti-dilution provisions of the warrants issued by the Company to affiliates of CSFB Private Equity.
☐ FOR	☐ AGAINST	☐ ABSTAIN
4.
Approval of an amendment to the 1997 Director Stock Option Plan to (i) increase the number of options automatically granted to non-employee directors upon election to the Board of Directors and on December 31 of each year and (ii) increase the number of shares of Common Stock available under the Plan.
☐ FOR	☐ AGAINST	☐ ABSTAIN
5.
Approval of certain non-plan stock options granted to non-employee directors.
☐ FOR	☐ AGAINST	☐ ABSTAIN
6.
Approval of an amendment to the 1997 Incentive Plan to increase the number of shares of Common Stock available under the Plan.
☐ FOR	☐ AGAINST	☐ ABSTAIN
7.
The transaction of such other Business as may properly come before the meeting or any adjournments or postponements of the meeting.

Whether or not you plan to attend the meeting in person, you are urged to complete, date, sign and promptly mail this proxy in the enclosed return envelope so that your shares may be represented at the meeting.

The undersigned hereby revokes any proxy or proxies heretofore given to represent or vote such common stock and hereby ratifies and confirms all actions that the proxies named herein, their substitutes, or any of them, may lawfully take in accordance with the terms hereof.

Dated: __________________________, 2003	_____________________________________ Signature(s)*
_____________________________________ Signature if held jointly
*NOTE:
Please sign exactly as your name(s) appear(s) on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute the above proxy for a stockholder should give their full title. Please date the proxy.

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SOLICITATION OF PROXIES
COMPARE CUMULATIVE TOTAL RETURN AMONG BRIGHAM EXPLORATION CO., NASDAQ MARKET INDEX AND MG GROUP INDEX
PROPOSAL ONE ELECTION OF DIRECTORS
PROPOSAL TWO APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
PROPOSAL THREE APPROVAL AND RATIFICATION OF THE ANTI-DILUTION PROVISIONS OF THE WARRANTS
PROPOSAL FOUR AMENDMENT TO THE 1997 DIRECTOR STOCK OPTION PLAN
PROPOSAL FIVE APPROVAL OF OPTIONS GRANTED TO NON-EMPLOYEE DIRECTORS
PROPOSAL SIX AMENDMENT TO THE 1997 INCENTIVE PLAN
BRIGHAM EXPLORATION COMPANY 1997 DIRECTOR STOCK OPTION PLAN (as amended on April 9, 2003)
1997 INCENTIVE PLAN of BRIGHAM EXPLORATION COMPANY (As Amended on April 9, 2003)